UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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BENCHMARK ELECTRONICS, INC.
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BENCHMARK ELECTRONICS, INC.

3000 Technology Drive
Angleton, Texas 77515

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, MAY 18, 2010

Shareholders of Benchmark Electronics, Inc.:

The 2010 Annual Meeting of Shareholders of Benchmark Electronics, Inc. (the Company) will be held at the Four Seasons Hotel Houston, 1300 Lamar Street, Houston, Texas, on Tuesday, May 18, 2010, beginning at 10:00 a.m. (local time), for the following purposes:

1.           to elect seven directors to serve on the Board of Directors until the 2011 annual meeting of shareholders and until their successors are duly elected and qualified;

2.           to approve adoption of the Benchmark Electronics, Inc. 2010 Omnibus Incentive Compensation Plan;

3.           to approve and  amend the Rights Agreement between Benchmark Electronics, Inc. and Computershare Trust Company, N.A.;

4.           to ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2010; and

5.           to transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on March 29, 2010 are entitled to notice of and to vote at the meeting and any adjournment thereof.

You are cordially invited to attend the meeting. Regardless of whether you plan to attend the meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope or to vote by telephone or via the Internet pursuant to the instructions on the proxy card at your earliest convenience.

By order of the Board of Directors,

/s/ Kenneth S. Barrow

Kenneth S. Barrow
Secretary

Angleton, Texas
April 1, 2010
YOUR VOTE IS IMPORTANT.

To ensure your shares are represented at the meeting, please complete, date, sign and return the enclosed proxy in the accompanying envelope or vote by telephone or via the Internet pursuant to the instructions on the proxy card at your earliest convenience, whether or not you plan to attend the meeting. No additional postage is necessary if the proxy is mailed in the United States. The proxy is revocable at any time before it is voted at the meeting.

BENCHMARK ELECTRONICS, INC.
3000 Technology Drive
Angleton, Texas  77515
(979) 849-6550

 April 1, 2010

PROXY STATEMENT
FOR
2010 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, MAY 18, 2010

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the Board) of Benchmark Electronics, Inc. (the Company) for use at the 2010 Annual Meeting of Shareholders of the Company to be held on Tuesday, May 18, 2010, beginning at10:00 a.m. (local time), and any adjournment thereof (the Meeting) for the purposes set forth in this Proxy Statement and the accompanying Notice. It is anticipated that this Proxy Statement, the Notice and the enclosed form of proxy will be sent to shareholders on or about April 12, 2010.

Proxies

Proxies in the enclosed form that are properly executed and received by the Company before or at the Meeting and which are not revoked will be voted in accordance with the directions set forth therein. If no direction is made, a proxy that is properly signed and received by the Company and which is not revoked will be voted FOR the election of all nominees for director named herein to serve on the Board until the 2011 annual meeting of shareholders and until their successors are duly elected and qualified, FOR the approval of the Benchmark Electronics, Inc. 2010 Omnibus Incentive Compensation Plan,  FOR the approval and amendment to the Rights Agreement between Benchmark Electronics, Inc. and Computershare Trust Company, N.A. and FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2010. If any other matter, not known or determined at the time of the solicitation of proxies, properly comes before the Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies. The proxy also confers on the persons named therein discretionary authority to vote with respect to any matters presented at the Meeting for which advance notice was not received by the Company prior to February 13, 2010. Proxies may be revoked by written notice received by the Secretary of the Company at any time before they are voted by delivering to the Secretary of the Company a signed notice of revocation, or a later dated signed proxy, or by attending the Meeting and voting in person by ballot.

Voting Securities

Shareholders of record at the close of business on March 29, 2010 are entitled to notice of and to vote at the Meeting. As of March 29, 2010, there were _________ Common Shares, $0.10 par value per share (Common Shares), issued, outstanding and entitled to vote at the Meeting. Each Common Share is entitled to one vote on all matters that may properly come before the Meeting.

Quorum and Other Matters

The presence at the Meeting, in person or by proxy, of the holders of a majority of the outstanding Common Shares is necessary to constitute a quorum. Common Shares represented by a properly completed, signed and returned proxy will be counted as present at the Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Common Shares held by nominees which are voted on at least one matter coming before the Meeting will also be counted as present for purposes of determining a quorum, even if the beneficial owner’s discretion has been withheld (a non-vote) for voting on some or all other matters.

All matters specified in the notice of the Meeting require the approval of the affirmative vote of a majority of the outstanding Common Shares entitled to vote and present, in person or represented by proxy, at the Meeting. An abstention, a broker non-vote or a withholding of authority to vote with respect to the election of directors or the ratification of the appointment of the Company’s independent registered public accountants will have the effect of a vote against the proposal.

An Inspector of Election appointed by the Company will tabulate votes at the Meeting.

The Board is not aware of any matters that are expected to come before the Meeting other than those referred to in this Proxy Statement. If any other matter properly comes before the Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Election

The following table sets forth certain information with respect to each nominee for election as a director of the Company. Each nominee was proposed for reelection by the Nominating/Governance Committee for consideration by the Board and proposal to the Shareholders. The information as to age, principal occupation, and directorships has been furnished by each such nominee.
Name	Age	Principal Occupation	Director Since

Cary T. Fu	61	Chairman of the Board and Chief Executive Officer of the Company	1990(1)

Michael R. Dawson	56	Senior Vice President and Chief Financial Officer of Northern Offshore, Ltd.	2006

Peter G. Dorflinger	58	General Partner of MAD Capital Partners	1990

Douglas G. Duncan	59	Retired President and Chief Executive Officer of FedEx Freight Corporation	2006

Laura W. Lang	54	Chief Executive Officer of Digitas	2005

Bernee D.L. Strom	62	Founding Partner of Revitalization Partners, LLC	2004

Clay C. Williams	47	Executive Vice President and Chief Financial Officer of National Oilwell Varco, Inc.	2008

(1) Also served as a director of the Company from 1986 to 1988.

Mr. Fu has been a director of the Company since 1990, Chairman of the Board since May 2009 and Chief Executive Officer since September 2004. He served as President and Chief Executive Officer of the Company from September 2004 to December 2006, President and Chief Operating Officer of the Company from May 2001 to September 2004, Executive Vice President from 1990 to May 2001 and Executive Vice President-Financial Administration from 1990 to April 1992. He also has served the Company as Treasurer from 1986 to January 1996, Secretary from 1990 to January 1996 and from 1986 to 1988 and Assistant Secretary from 1988 to 1990. In addition, Mr. Fu also served as a director of the Company from 1986 to 1988. From 1983 to 1986, Mr. Fu was employed by Intermedics as Controller of the Company and another subsidiary of Intermedics. Mr. Fu holds an M.S. degree in accounting from the University of Houston and is a Certified Public Accountant. Mr. Fu also serves on the board of directors of Teradata Corporation. As one of the Company’s founders, Mr. Fu brings to the Board an unparalleled familiarity with the Company’s business and industry.

Mr. Dawson has been a director of the Company since 2006 and is a member of the Audit and Compensation Committees. Mr. Dawson has served as chair of the Audit Committee since May 2007. Mr. Dawson is Senior Vice President and Chief Financial Officer of Northern Offshore, Ltd., an offshore oil and gas drilling contractor. Mr. Dawson served as Senior Vice President and Chief Financial Officer of GlobalSantaFe Corporation from June 2005 to November 2007. Previously, he served GlobalSantaFe as Vice President and Controller from 2003 to 2005 and as Vice President and Treasurer from 2001 to 2003. Prior to November 2001, Mr. Dawson served as Vice President, Investor Relations and Corporate Communications for Global Marine Inc. A former Certified Public Accountant, Mr. Dawson joined Global Marine in 1999 after 16 years with Union Texas Petroleum Holdings, where he served as Director of Acquisitions and Portfolio Management, Director of Investor Relations and in numerous financial management positions in the Controller’s organization. Mr. Dawson began his career at Shell Oil Company in 1975. Mr. Dawson holds a B.B.A. degree from the University of Iowa. In recommending Mr. Dawson as a nominee for election as a director of the Company, the Nominating/Governance Committee considered Mr. Dawson’s experience as a Chief Financial Officer and related positions with various companies, all of which will add to his service on the Company’s Audit Committee. Mr. Dawson qualifies as an “independent director” under the rules of the NYSE and as defined in Schedule 14A promulgated under Securities Exchange Act of 1934 and as an “audit committee financial expert” under the rules of the Securities and Exchange Commission.

Mr. Dorflinger has been a director of the Company since 1990 and is a member of the Nominating/Governance Committee. Mr. Dorflinger has served as chair of the Nominating/Governance Committee since May 2006. He served as chair of the Compensation Committee from December 2003 to May 2006. Mr. Dorflinger is a general partner of MAD Capital Partners focusing on private investments in oil and gas exploration, commercial property development, and early stage medical product companies. Mr. Dorflinger is the former President of GlasTech, Inc., a dental products manufacturer, a position he held from November 1998 through May 2002. From January 1998 through October 1998, he served as President and Chief Operating Officer of Physicians Resource Group, Inc., a physicians’ practice management company. From January 1997 through January 1998, he served as Vice President and General Counsel of Advanced Medical Instruments, Inc., a manufacturer of medical monitoring equipment. From March 1987 through October 1996, he served as Vice President, General Counsel and Secretary of Intermedics. From June 1990 through October 1996, he also served as Group Vice President and General Counsel of SULZERmedica, a division of Sulzer Limited of Switzerland, composed of eight operating medical companies, including Intermedics. Mr. Dorflinger received a J.D. degree from the University of Houston and is also a director of several privately held companies. Mr. Dorflinger brings the experience of many years of service as a director of the Company and his intimate understanding of the Company and its business. Mr. Dorflinger qualifies as an “independent director” under the rules of the NYSE.

Mr. Duncan has been a director of the Company since 2006 and is a member of the Audit and Compensation Committees. Mr. Duncan is the retired President and Chief Executive Officer of FedEx Freight Corporation, a provider of regional and interregional less-than-truckload freight services. He was founding CEO of this stand-alone corporation for FedEx and served in that capacity from 2001 until 2010. Mr. Duncan graduated from Christopher Newport University. In recommending Mr. Duncan as a nominee for election as a director of the Company, the Nominating/Governance Committee considered not only Mr. Duncan’s experience as a Chief Executive Officer, but also his skills and leadership with logistics. Mr. Duncan qualifies as an “independent director” under the rules of the NYSE. Effective March 1, 2010, Mr. Duncan also serves on the board of directors of J.B. Hunt Transport Services, Inc.

Ms. Lang has been a director of the Company since 2005 and is a member of the Compensation and Nominating/Governance Committees. Ms. Lang has served as chair of the Compensation Committee since May 2006. Ms. Lang is Chief Executive Officer of Digitas, a global leader in digital marketing, integrated strategy and technology. She is a member of the Publicis Groupe executive committee and the VivaKi board of directors. Prior to joining Digitas as Executive Vice President in 1999, Ms. Lang was President of Marketing Corporation of America, providing strategic consulting services to clients in the pharmaceutical, technology, entertainment, and financial services industries. Previously she led the consulting practice at Yankelovich Clancy Shulman providing strategic marketing services to Fortune and Service 100 clients. Before becoming a consultant, Ms. Lang worked in strategic planning for Pfizer Pharmaceuticals, as well as product management at Bristol Myers and Quaker Oats Company. Ms. Lang graduated from Tufts University with a Bachelor’s degree (summa cum laude) in 1977. She earned an M.B.A. in Finance and Marketing from the University of Pennsylvania Wharton School of Business in 1980. Ms. Lang’s experience as a Chief Executive Officer, coupled with other senior management positions with several different businesses speak for her analytical skills and decision-making abilities that will add to the leadership skills of the Board. Ms. Lang qualifies as an “independent director” under the rules of the NYSE.

Ms. Strom has been a director of the Company since 2004 and is a member of the Compensation and Nominating/Governance Committees. She served as chair of the Audit Committee from May 2006 to May 2007 and served as chair of the Nominating/Governance Committee from May 2004 to May 2006. Ms. Strom is the Founding Partner of Revitalization Partners LLC, an international specialty management services firm that provides hands-on interim executive management and advisory services to client companies. Ms. Strom also serves as a director of Ensequence, Inc., a software company that has developed a cross-platform technology for interactive video across cable, satellite, broadband and mobile devices. She also has served as President and Chief Executive Officer of The Strom Group, an investment and business advisory firm, since 1990. From July 2000 to February 2001 she was Chairman and Chief Executive Officer of iCopyright.com, a provider of Internet content services. From January to June 2000 she was President of InfoSpace.com Ventures, LLC, the venture capital arm of InfoSpace.com, Inc., a global provider of information and commerce infrastructure services for wireless devices and web sites. From 1998 to 1999 she was President and Chief Operating Officer of InfoSpace.com, Inc. From 1995 to 1997 she was President and Chief Executive Officer of USA Digital Radio Partners, LP, a communication and technology company. Ms. Strom received her B.S. in mathematics and history, her M.A. and her Ph.D. (ABD) in mathematics and mathematics education from New York University and her M.B.A. from the Anderson School at the University of California, Los Angeles. Ms. Strom brings the experience gained through her service on boards or as an officer of several companies. Ms. Strom qualifies as an “independent director” under the rules of the NYSE.

Mr. Williams was appointed to the Board in October 2008 and is a member of the Audit and Compensation Committees. Mr. Williams is Executive Vice President and Chief Financial Officer of National Oilwell Varco, Inc., a global service provider and manufacturer of equipment for oil and gas producers. He also served as the Chief Financial Officer of Varco International, Inc. prior to Varco’s merger with National-Oilwell. Mr. Williams began his career at Shell Oil Company in 1985, and has held various positions in the energy industry for more than 20 years. Mr. Williams received a B.S. degree in Civil/Geological Engineering from Princeton University and an M.B.A. from the University of Texas at Austin. In recommending Mr. Williams as a nominee for election as a director of the Company, the Nominating/Governance Committee considered Mr. Williams’ current and past experience as a Chief Financial Officer. Mr. Williams qualifies as an “independent director” under the rules of the NYSE and as defined in Schedule 14A promulgated under Securities Exchange Act of 1934 and as an “audit committee financial expert” under the rules of the Securities and Exchange Commission.

The officers of the Company are elected by, and serve at the discretion of, the Board.

Election Procedures; Term

The directors will be elected by the affirmative vote of the holders of a majority of the outstanding Common Shares present in person or represented by proxy at the Meeting. Unless the authority to vote for the election of directors is withheld as to any or all of the nominees, all Common Shares represented by proxy will be voted for the election of the nominees. If the authority to vote for the election of directors is withheld as to any but not all of the nominees, all Common Shares represented by any such proxy will be voted for the election of the nominees as to whom such authority is not withheld. If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board. The Board, however, has no reason to believe that any nominee will be unavailable to serve as a director.

Any vacancy on the Board occurring after the election may be filled (1) by election at any annual or special meeting of the shareholders called for that purpose, or (2) by a majority of the remaining directors though less than a quorum of the Board, provided that the remaining directors may not fill more than two such director vacancies during the period between any two successive annual meetings of shareholders. A director elected to fill a vacancy will be elected for the unexpired portion of the term of his or her predecessor in office.

All directors will be elected to serve until the 2011 annual meeting of shareholders and until their successors are duly elected and qualified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

EXECUTIVE OFFICERS

The executive officers of the Company are Cary T. Fu, Donald F. Adam and Gayla J. Delly. See “Election of Directors — Nominees for Election” for certain information with respect to the age, positions and length of service with the Company, and business experience of Mr. Fu.

Ms. Delly, 50, has been with the Company since 1996 and served as President from December 2006 and Chief Financial Officer from May 2001 to December 2006. She has also served as Executive Vice President of the Company from September 2004 to December 2006, as Vice President Finance of the Company from November 2000 to September 2004, as Treasurer from January 1996 to December 2006 and as Controller of the Company from January 1996 to January 2002. Ms. Delly holds a B.S. degree in accounting from Samford University and is a Certified Public Accountant. Ms. Delly also serves as a director of Flowserve Corporation.

Mr. Adam, 46, has been Chief Financial Officer of the Company since December 2006. He has served as Vice President and Corporate Controller from July 2005 and as Corporate Controller from January 2002 to July 2005. From February 1998 to January 2002, Mr. Adam served as Chief Financial Officer of Specialty Piping Components, Inc. Mr. Adam holds a B.B.A. degree in accounting from The University of Texas and is a Certified Public Accountant.

CORPORATE GOVERNANCE

The Company has been built on a culture where integrity is the first and most important value, and this value has long been a part of the Company’s corporate identity. The Company’s practices reflect corporate governance initiatives that are compliant with existing standards of the NYSE and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	A majority of our Board members are independent of the Company and its management as defined by the NYSE;
•	The independent members of the Board meet regularly without the presence of management;
•	The Audit Committee, the Compensation Committee and the Nominating/Governance Committee each operate under charters that clearly establish their respective roles and responsibilities;
•	All members of the Audit Committee, the Compensation Committee and the Nominating/Governance Committee meet the tests for independence established by the NYSE;
•	The Chairman of the Audit Committee is an “audit committee financial expert”, as defined by the SEC;
•	The Audit Committee meets with management and the auditors to receive information concerning the design and operation of internal controls;
•	KPMG LLP, our independent registered public accounting firm, reports directly to the Audit Committee;
•	The Company’s internal audit group reports periodically throughout the year directly to the Audit Committee;
•	The Company has, consistent with the requirements of the Sarbanes-Oxley Act of 2002, adopted a policy prohibiting personal loans or extensions of credit to any executive officer or director;
•	The Company has a code of conduct that applies to all employees, officers and directors and a reporting policy to allow for confidential and anonymous reporting to the Audit Committee; and
•	The Board operates under a set of corporate governance guidelines.

The Board will continue to enhance the Company’s governance practices as new ideas and best practices emerge. You can access our current committee charters for our Audit Committee, Compensation Committee and Nominating/Governance Committee, as well as our Code of Conduct applicable to all of the Company’s employees, officers and directors, and our Corporate Governance Guidelines, on our website at www.bench.com under “Investor—Corporate Governance,” or you may obtain print copies of these materials by writing to the Corporate Secretary at Benchmark Electronics, Inc., 3000 Technology Drive, Angleton, Texas 77515, phone 979-849-6550.

Shareholders and other interested parties may send communications to the Board, the non-employee directors as a group or individual directors, in each case in care of Benchmark Electronics, Inc., 3000 Technology Drive, Angleton, Texas 77515.

OPERATION OF BOARD OF DIRECTORS AND ITS COMMITTEES

The Board has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The Board’s primary responsibility is to oversee the management of the Company and, in so doing, serve the best interests of the Company and its shareholders. The Board selects, evaluates and provides for the succession of executive officers and, subject to shareholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on the Company. Management keeps the directors informed of Company activity through regular written reports and presentations at Board and committee meetings.

The directors are elected annually by the shareholders and hold office until their successors are elected and qualified. The Amended and Restated Bylaws of the Company provide for a Board of Directors consisting of not less than five, nor more than nine, members, as set from time to time by resolution of the Board of Directors. The Board presently consists of seven members. Currently, Mr. Fu serves as Chief Executive Officer and Chairman of the Board of Directors. The Board believes that having Mr. Fu serve both as Chairman of the Board and Chief Executive Officer represents at this point in time the most appropriate leadership structure for the Company. In reaching this conclusion the Board has considered, among others, the following reasons: Mr. Fu’s familiarity with the Company’s business and industry, his capacity to identify strategic priorities, his vision, and his ability to facilitate the flow of information between management and the Board. The Board feels that combining the roles of Chief Executive Officer and Chairman of the Board affirms the fact that the Company has the ability to develop and implement strategy effectively without being weakened by multiple leaders. The Board acknowledges, however, that independent Board leadership is important and therefore the Board has established the position for a lead independent director, who carries the title “Presiding Director” and is elected to preside at the non-management executive sessions. The Presiding Director also serves as an additional communication link between management and the Board.

The NYSE rules require that the Company have a majority of independent directors. The rules provide that no director will qualify as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company and its subsidiaries, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. In evaluating each director’s independence, the Board considers the NYSE rules as well as all facts and circumstances deemed relevant. Accordingly, as of the date of this Proxy Statement, the Board has determined that the following nominees are “independent”: Michael R. Dawson, Peter G. Dorflinger, Douglas G. Duncan, Laura W. Lang, Bernee D.L. Strom and Clay C. Williams. The Board has determined that each independent director or nominee had no material relationship with the Company other than as a director, shareholder or management, and that none of the express disqualifications contained in the NYSE rules apply to any of them.

In making this determination, the Board considered any transactions, relationships and arrangements as required by the NYSE listing requirements. In particular, the Board noted that in the ordinary course of business, transactions may occur between the Company and companies or other entities at which some of our directors are executive officers.

During 2009, Mr. Duncan was employed by FedEx Freight Corporation with which the Company engages in ordinary course of business transactions – purchasing of freight services. Under the NYSE rules, business transactions are not considered to be material transactions that would impair a director’s independence if the director is an employee or executive officer of another company that does business with the Company and our annual payments to or from that company in each of the last three fiscal years are in an amount less than the greater of $1,000,000 or 2% of the annual consolidated gross revenues of the company by which the director is employed. The Company’s transactions with FedEx Freight Corporation and its parent, FedEx Corporation, were below the threshold set forth in the NYSE rules.

Our Board oversees an enterprise-wide approach to risk management. The Board not only aims to understand the risks facing the Company and the steps management is taking to address them, but also actively decides on the levels of risks appropriate for the Company, when designing and implementing its business strategy.  In achieving this objective, the full Board participates in an annual enterprise risk management assessment. In this process, risk is assessed throughout the business, focusing on six primary areas of risk: financial risk, legal/compliance risk, operational/transaction risk, customer services/reputation risk, information technology risk and inherent (other) risks. In addition to discussion of risk with the full Board at least once a year, the independent directors discuss risk management during non-management executive sessions led by the Presiding Director.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board have also been entrusted with responsibility for risk management. In particular, the Audit Committee focuses on assessing and mitigating financial risk, including internal controls, and receives an annual risk assessment report from the Company’s internal auditor, and quarterly reports on identified risk areas. In setting compensation, the Compensation Committee also strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy.

The Board held five meetings during 2009. Each of the directors attended at least 75% of such meetings during the period in which he or she was director. Mr. Fu is also an employee of the Company. He does not participate in any meeting at which his compensation is evaluated. All members of all committees are non-employee directors. In addition to committee meetings, the non-employee directors regularly meet outside the presence of the employee-directors. These executive sessions are currently held either before, after or otherwise in conjunction with the Board’s regularly scheduled meetings. Additional executive sessions can be scheduled at the request of the non-employee directors. The non-employee directors elect a “Presiding Director” to preside at these non-management executive sessions, on a rotating basis. Since May 2009, Mr. Duncan has served as Presiding Director over the executive sessions. Ms. Strom will serve as Presiding Director from May 2010 to May 2011.

The Board has an Audit Committee, a Compensation Committee and a Nominating/Governance Committee. Each committee has a charter that has been approved by the Board. Each committee must review the appropriateness of its charter at least annually. Each member of each committee meets the independence requirements of the NYSE.

The Audit Committee, consisting of Messrs. Dawson, Duncan and Williams, met twelve times during 2009 and each member attended at least 75% of the meetings during the period in which he or she was a member of such committee. Mr. Dawson and Mr. Williams qualify as “audit committee financial experts” under the rules of the SEC. For a description of Mr. Dawson and Mr. Williams’ qualifications see “Election of Directors–Nominees for Election”. An “audit committee financial expert” is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions. The Board, in its business judgment, has determined that Audit Committee members are “independent,” as required by applicable listing standards of the NYSE governing the qualifications of the members of audit committees, including the requirements of the Securities Exchange Act of 1934. The function of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee (i) management’s conduct of the Company’s financial reporting process (including management’s development and maintenance of systems of internal accounting and financial controls), (ii) the integrity of the Company’s financial statements, (iii) the Company’s compliance with legal and regulatory requirements and ethical standards, (iv) the qualifications and independence of the Company’s outside auditors and (v) the performance of the Company’s internal audit function and the outside auditors; and to prepare the audit committee report required by the rules of the SEC to be included in the Company’s annual proxy statement. Additional information regarding the functions performed by the committee is set forth below in the “Report of the Audit Committee.”

The Compensation Committee, consisting of Messrs. Dawson, Duncan, Williams, Ms. Strom and Ms. Lang, met five times during 2009 and each member attended at least 75% of the meetings during the period in which he or she was a member of such committee. The functions of the Compensation Committee are to (i) oversee the administration of the compensation plans, in particular the incentive compensation and equity-based plans, of the Company (and, to the extent appropriate, the subsidiaries of the Company), (ii) discharge the Board’s responsibilities relating to the compensation of the Company’s executives, (iii) review and make recommendations on director compensation and (iv) prepare the annual report on executive compensation required by the rules and regulations of the SEC to be included in the Company’s annual proxy statement. Additional information regarding the functions performed by the committee is set forth below in the “Report of the Compensation Committee.”

The Nominating/Governance Committee, consisting of Mr. Dorflinger, Ms. Lang and Ms. Strom, met four times during 2009 and each member attended at least 75% of the meetings during the period in which he or she was a member of such committee. The functions of the Nominating/Governance Committee are to (i) identify individuals qualified to become Board members and recommend such individuals to the Board for nomination for election to the Board, (ii) make recommendations to the Board concerning committee appointments, (iii) develop, recommend and annually review corporate governance guidelines for the Company and (iv) oversee corporate governance matters and coordinate an annual evaluation of the Board.

To be considered by the Nominating/Governance Committee, a director nominee should have experience as a board member or senior executive of a public company or nationally recognized private company. In addition to these minimum requirements, the Nominating/Governance Committee will also evaluate whether the nominee’s skills are complementary to the existing Board members’ skills, and the Board’s needs for operational, management, financial, international, technological or other expertise. In addition, although there is no specific policy on considering diversity, the Board and the Nominating/Governance Committee, believe that the Board membership should reflect diversity in its broadest sense, including persons diverse in geography, gender, ethnicity, viewpoint, education, skills and professional experience. The Nominating/Governance Committee typically utilizes a search firm to identify and screen the candidates, do reference checks, prepare a biography for each candidate for the Nominating/Governance Committee to review and coordinate interviews. The Nominating/Governance Committee, the Chairman of the Board and executive officers interview candidates that meet the criteria, and the Nominating/Governance Committee selects nominees who best suit the Board’s needs. The Nominating/Governance Committee will consider for nomination to the Board candidates suggested by the shareholders, provided that such recommendations are submitted and received by us at our principal executive offices at 3000 Technology Drive, Angleton, Texas 77515, with an appropriate biographical summary, in accordance with the requirements described below under “Date of Submission of Shareholder Proposals.”

The Board does not have a formal written policy requiring members to attend the Shareholders’ Meeting, although all members have traditionally attended. We anticipate that all of our directors will attend our 2010 Annual Meeting of Shareholders.

CERTAIN TRANSACTIONS

The Board reviews Related Person Transactions (as defined below) in which the Company is or will be a participant to determine if they are in the best interests of our shareholders and the Company. Financial transactions, arrangements, relationships or any series of similar transactions, arrangements or relationships in which a Related Person (as defined below) had or will have a direct or indirect material interest and that exceed $120,000 (Related Person Transactions) are subject to the Board’s review. “Related Persons” are directors, director nominees, executive officers, holders of 5% or more of our voting stock and their immediate family members. Immediate family members are children, stepchildren, spouses, parents, siblings, stepparents, mothers-in-law, fathers-in-law, brothers-in-law, sisters-in-law, daughters-in-law, sons-in-law and any person, other than a tenant or domestic employee, who shares in the household of a director, director nominee, executive officer or holder of 5% or more of our voting stock.

The Board does not have a written policy regarding Related Person Transactions. The Board does not believe a written policy is necessary because the Board has not, and does not expect to, approve the Company’s engagement in any Related Person Transactions other than in rare circumstances. Each Related Person Transaction is considered on a stand-alone basis based on facts and circumstances at the time.

After its review, the Board decides whether to approve or ratify a Related Person Transaction that is in, or is not inconsistent with, the best interests of the Company and its shareholders, as the Board determines in good faith.

COMPENSATION DISCUSSION AND ANALYSIS

The goals of our executive compensation program are to align executive compensation with the Company’s long-term business objectives and performance and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. We believe that the best way to achieve these goals is by aligning the financial interests of the Company’s executive officers closely with the interests of the Company’s shareholders through a combination of annual cash incentives and stock-based incentive compensation, while providing the executive officers with base salary compensation at levels that are competitive with prevailing standards.

Regarding most compensation matters, including executive and director compensation, our management provides recommendations to the Compensation Committee; however, the Compensation Committee does not delegate any of its responsibilities to others in setting compensation for the executive officers. The Chief Executive Officer annually reviews the performance of the other executive officers. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual equity awards, are presented by the Vice President of Human Resources to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to the officers of the Company (which includes the executive officers). The Compensation Committee directly engaged Mercer Human Resource Consulting, Inc. in 2008 to serve as the Compensation Committee’s compensation consultant (the consultant). The consultant did not provide general advice regarding compensation issues during 2009 but is currently performing an executive compensation review. The consultant did not provide any services on behalf of management and did not have any potential business conflicts with its role as an independent advisor.

Our executive compensation program is generally comprised of the three following components, each of which is determined in part by corporate performance:

•	Base salary compensation;
•	Annual incentive compensation; and
•	Long-term incentive compensation.

In setting executive officer compensation, the Compensation Committee considers all factors deemed relevant, including their views of appropriate compensation levels. The Compensation Committee also considers presentations compiled by the Vice President of Human Resources based on market pay survey data that provides information on the level of the total target compensation (which is comprised of salary, annual incentive compensation and long-term incentive awards) paid to similarly positioned executives at companies in a peer group (the Peer Group). The Company’s targeted compensation was set at the median of the Peer Group for each component of the total compensation. Our compensation program is designed to deliver above median compensation for above median performance and below median compensation for below median performance. The Compensation Committee has the discretion to approve an above median total target compensation opportunity when individual performance or other circumstances warrant. To determine the amount for each of these executives, the Compensation Committee performed a subjective evaluation of each executive’s performance and responsibilities, and also considered market pay survey data, and relativity in pay among the executive officers. In setting executive compensation, the Compensation Committee has not established a set formula or other quantitative policy for allocating between cash and non-cash compensation, establishing the amount of equity awards or allocating equity awards between stock options and restricted shares.

The Peer Group was selected in 2007 based on a recommendation by the consultant from publicly traded companies that are major competitors in the marketplace for talent for the applicable positions. The companies in the Peer Group included entities with revenues of between $1 billion and $7.5 billion, manufacturers and companies in the electronics, semiconductor and electronics manufacturing services industries. The Peer Group consisted of the following 15 companies:

•	Agilysys, Inc.	•	Jabil Circuit, Inc.
•	Anixter International Inc.	•	Molex Incorporated
•	Amphenol Corporation	•	PC Connection, Inc.
•	Bell Microproducts Inc.	•	Plexus Corp
•	Brightpoint, Inc.	•	ScanSource, Inc.
•	CDW Corporation	•	Synnex Corporation
•	Cooper Industries, Ltd.	•	Vishay Intertechnology, Inc.
•	Insight Enterprises, Inc.

Base Salary Compensation
Our Compensation Committee reviews base salaries for executive officers annually. In making salary determinations, the Compensation Committee considers the terms of any employment contract with the executive, the recommendations of the Chief Executive Officer (as to other executive officers), salary norms for persons in comparable positions in the executive’s Peer Group, the executive’s experience and scope of responsibility, and the Compensation Committee’s assessment of the executive’s individual past and potential future contribution to the Company’s results. During its review of base salaries for executives, the Compensation Committee primarily considers market data provided by the consultant and the Vice President of Human Resources, the results of a review of the executive’s compensation relative to the Company’s other executive officers, the executive’s individual performance and the committee members’ own business experience and views on appropriate compensation levels.

Annual Incentive Compensation
The purpose of the annual incentive compensation plan is to align the interests of executive officers with our shareholders by motivating executive officers to achieve superior financial and operational performance that increases shareholder value. Incentive bonuses are generally granted based on a percentage of each executive officer’s base salary earned during the fiscal year. The 2009 incentive compensation plan for Messrs. Fu and Adam and Ms. Delly was adopted by the Compensation Committee in May 2009. Our practice is to award cash incentive bonuses based upon performance goals. The following table sets forth the 2009 threshold, target, incremental and maximum performance goals, and the actual fiscal year financial results of the Company, for each of the executive officers:

	Corporate Performance Goals
Objective Level	Earnings Per Share(1)	Inventory Turns(2)	Revenue
Threshold	$0.58	6.5	$1.87 billion
Target	$0.68	7.0	$1.97 billion
Incremental	$0.78	7.5	$2.07 billion
Maximum	$0.88	8.0	$2.17 billion
Actual	$0.90	6.5	$2.09 billion

(1)	Earnings per share before special items excludes restructuring charges and a discrete tax benefit related to a previously closed facility.
(2)	Inventory turns is calculated as sales divided by average inventory for each of the four quarters ended December 31, 2009.

The following table sets forth the 2009 threshold, target, incremental and maximum cash incentive amount levels, as a percentage of salary, for each of the executives based on the Company’s achievement of each of the three performance goals above:

	2009 Incentive Amount as a Percentage of Salary Related to Achievement of Each of Three Corporate Performance Goals
Named Executive	Threshold	Target	Incremental	Maximum
Cary T. Fu	16.7%	33.33%	50.0%	66.70%
Donald F. Adam	8.3%	16.70%	25.0%	33.33%
Gayla J. Delly	12.5%	25.00%	37.5%	50.00%

The total incentive bonus award is determined according to the level of achievement of the corporate performance goals. The maximum incentive bonus for these executive officers was 200.10% for Mr. Fu, 99.99% for Mr. Adam and 150.00% for Ms. Delly.

At its March 2010 meeting, the Compensation Committee determined the extent to which the performance goals were achieved, and approved the amount of the award to be paid to each executive officer. The Compensation Committee determined that the executives had achieved the maximum performance in earnings per share before special items, threshold performance in inventory turns and incremental performance in revenue. For each of the executives, we have set forth in the table below the amount of annual cash compensation earned and the corresponding percentage of their 2009 base salary that the amount represented.

Named Executive	Amount of Cash Incentive Earned	% of Salary
Cary T. Fu	$933,800	133.40	%(1)
Donald F. Adam	$199,800	66.63	%(2)
Gayla J. Delly	$485,000	100.00	%(3)

(1)
Mr. Fu’s total cash incentive compensation of 133.40% consisted of the following percentages for each performance goal: 66.70% for earnings per share before special items, 16.70% for inventory turns and 50.00% for revenue.

(2)
Mr. Adam’s total cash incentive compensation of 66.63% consisted of the following percentages for each performance goal: 33.33% for earnings per share before special items, 8.30% for inventory turns and 25.00% for revenue.

(3)
Ms. Delly’s total cash incentive compensation of 100.00% consisted of the following percentages for each performance goal: 50.00% for earnings per share before special items, 12.50% for inventory turns and 37.50% for revenue.

Long-Term Incentive Compensation
In 2009, long-term incentive compensation of the executive officers took the form of stock option and restricted share awards. The Compensation Committee believes that equity-based incentive compensation is critical in motivating the long-term creation of shareholder value because it focuses executive attention on share price as the primary measure of the Company’s overall performance. Beginning in 2008, our Compensation Committee awarded Mr. Fu, Mr. Adam and Ms. Delly a combination of stock options and restricted shares. To determine the amount for each of these executives, the Compensation Committee performed a subjective evaluation of each executive’s performance and responsibilities, and also considered market pay survey data, and relative pay among the Company’s executive officers. The Compensation Committee considers all the above-referenced factors in exercising its discretion to make equity awards. The Compensation Committee grants stock options at not less than 100% of the fair market value of the Common Shares on the date of grant. Because stock options provide value only in the event of share price appreciation, the Compensation Committee believes these awards are, by their nature, performance-based and are an important component of our executive compensation program. Although management may recommend the number of shares to be covered by equity awards granted to employees, the Compensation Committee approves the grant of all equity awards and does not delegate the timing of such grants. Equity award grants to our Chief Executive Officer and other executive officers are not made automatically each year. The amount and terms of equity awards already held by an executive officer generally are not significant factors in the Compensation Committee’s determination of whether and how many equity awards should be granted to the executive officer.

Deferred Compensation Benefits

Effective January 1, 2009, in order to attract and retain key employees the Company established the Benchmark Electronics, Inc. Deferred Compensation Plan (the Deferred Compensation Plan) which allows certain designated employees, including the Named Executive Officers, the opportunity to defer, on a pre-tax basis, their salary, bonus awards, and other specified compensation and to receive the deferred amounts, together with an investment return (positive or negative), either at a pre-determined time in the future or upon termination of employment with the Company. The Company intends that the Deferred Compensation Plan will at all times be maintained on an unfunded basis for federal income tax purposes under the Internal Revenue Code and be administered as a nonqualified “top-hat” plan exempt from the substantive requirements of the Employee Retirement Income Security Act.

Retirement Benefits

All employees in the United States, including the executive officers, are eligible to participate in the Company’s 401(k) Employee Savings Plan (the Savings Plan). The Savings Plan is a defined contribution tax-qualified retirement savings plan pursuant to which employees are able to contribute a portion of their eligible cash compensation to the Savings Plan and the Company provides matching cash contributions up to 4% of the employees’ eligible compensation. All contributions to the Savings Plan as well as any matching contributions are fully vested upon contribution.

Perquisites and Personal Benefits

The Company provides only minimum perquisites or other personal benefits to executive officers, consisting primarily of a portion of the cost of financial planning services, health club memberships and annual physical exams.

Stock Ownership Guidelines

Beginning in December 2009, our executive officers are subject to a share ownership requirement. During the term of his or her employment with the Company, our executive officers are expected to directly own Common Shares of the Company having a market value of at least (1) three times their annual base salary if he or she is President or Chief Executive Officer and (2) two times his or her annual base salary if he or she is Chief Financial Officer. Mr. Fu is in compliance with this ownership requirement. For our executive officers who have not achieved this ownership requirement, they are expected to retain 20% of the underlying shares of (1) each exercise of stock option grants and (2) each vesting of restricted share grants until such executive officer has achieved his or her respective ownership requirement.

Mr. Fu, who serves as Chairman of the Board of Directors, is also subject to an additional minimum share ownership requirement in his capacity as a director. Within three years after joining the Board, each director is required to directly own Common Shares of the Company with a market value of at least $100,000. Mr. Fu is in compliance with this ownership requirement.

Role of Chief Executive Officer in Compensation Decisions

The Compensation Committee makes all compensation decisions for officers of the Company (which includes the executive officers) and approves recommendations regarding equity-based compensation to all employees of the Company. The Chief Executive Officer annually reviews the performance of the other executive officers. The conclusions reached by the Chief Executive Officer and his recommendations based on these performance reviews, including with respect to salary adjustments and annual equity awards, are presented by the Vice President of Human Resources to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to the officers of the Company (which includes the executive officers). The Vice President of Human Resources regularly attends the Compensation Committee meetings. The Chief Executive Officer does not attend the Compensation Committee meetings in which his compensation is discussed.

Timing of Compensation Decisions

The Compensation Committee generally has made executive base salary compensation decisions in August of each year. The Compensation Committee’s practice has been to review and approve stock option grants and restricted share awards to all eligible employees, including executive officers, once a year, on the date of the Compensation Committee’s regularly scheduled fourth quarter meeting at an exercise price equal to the closing price of the Company’s Common Shares as reported by the New York Stock Exchange for that date. The Company believes this practice is reasonable when followed on a consistent basis each year and does not time the grant of equity awards with the release of material nonpublic information. In order to make all performance and compensation reviews at the same time each year, beginning in 2010, all elements of the compensation program will be implemented by April 1.

IRS Limits on Deductibility of Compensation

An income tax deduction under Section 162(m) of the Internal Revenue Code will generally be available for annual compensation in excess of $1 million paid to the executive officers (other than the Chief Financial Officer) only if that compensation is “performance-based” and complies with certain other tax law requirements. Although the Compensation Committee considers deductibility issues when approving executive compensation elements, we believe that the other compensation objectives, such as attracting, retaining and providing incentives to qualified managers, are important and may supersede the goal of maintaining deductibility. Consequently, the Compensation Committee may make compensation decisions without regard to deductibility when it believes it is in the best interests of the Company and its shareholders to do so.

REPORT OF COMPENSATION COMMITTEE

The Company’s executive compensation program is administered by the Compensation Committee, a committee of the Board composed of non-employee directors listed below this report. The Compensation Committee is responsible for recommending to the full Board the compensation of the Chief Executive Officer of the Company, determining the compensation of the other executive officers of the Company and administering the Company’s employee benefit plans. None of the members of the Compensation Committee has any interlocking or other relationships with the Company that would call into question their independence as Compensation Committee members. The Compensation Committee operates under a written charter previously approved by the Board.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (the CD&A) for the year ended December 31, 2009 with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board, and the Board has approved, that the CD&A be included in the proxy statement for the year ended December 31, 2009 for filing with the SEC.

SUBMITTED BY THE COMPENSATION COMMITTEE OF
THE COMPANY’S BOARD OF DIRECTORS.

Laura W. Lang, Chair
Michael R. Dawson
Douglas G. Duncan
Bernee D. L. Strom
Clay C. Williams

Summary Compensation Table

The following table sets forth information concerning the compensation of our Chief Executive Officer and our other two executive officers who served in such capacities during the fiscal years ended December 31, 2009, 2008 and 2007 (the Named Executive Officers).

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensa- tion(2) ($)	All Other Compensa- tion(3) ($)	Total ($)

Cary T. Fu	2009	$700,000	$343,980	$731,700	$933,800	$9,524	$2,719,004
Chief Executive	2008	671,154	376,610	463,000	112,083	9,324	1,632,171
Officer (PEO)	2007	622,136	—	313,000	207,358	9,016	1,151,510

Donald F. Adam	2009	300,000	133,770	284,550	199,890	9,524	927,734
Chief Financial	2008	282,692	161,168	185,200	23,463	9,324	661,847
Officer (PFO)	2007	248,077	—	103,800	41,429	9,016	402,322

Gayla J. Delly	2009	485,000	210,210	447,150	485,000	9,524	1,636,884
President	2008	470,096	241,752	277,800	58,762	9,324	1,057,734
	2007	440,000	—	253,500	110,000	9,016	812,516

(1)
The amounts reflect the aggregate grant date fair value of stock option and restricted share grants during the fiscal years ended December 31, 2009, 2008 and 2007, respectively, computed in accordance with the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, pursuant to the Company’s stock awards plan. Assumptions used in the calculation of this amount for fiscal years ended December 31, 2009, 2008 and 2007 are included in footnote 1(m) to the Company’s audited financial statements for the fiscal year ended December 31, 2009, included in the Company’s Annual Report on Form 10−K filed with the Securities and Exchange Commission on March 1, 2010. The actual number of stock option and restricted share grants is shown in the “2009 Grants of Plan Based Awards” table included in this filing.

(2)
The amounts shown in this column reflect cash incentive bonuses paid to the Named Executive Officers pursuant to the Company’s annual incentive compensation plans. The amounts include cash incentive bonuses earned in year of service regardless of when paid.

(3)
For fiscal year ended December 31, 2009, the “All Other Compensation” column includes (a) $9,200 paid by the Company pursuant to the Company’s Savings Plan to each of the Named Executive Officers (under the Savings Plan, the Company is obligated to make matching contributions to the Savings Plan in an amount equal to 100% of each participant’s elective contributions, to the extent that such elective contributions do not exceed 4% of such participant’s eligible compensation), and (b) payments by the Company of premiums of $324 for term life insurance on behalf of each of the Named Executive Officers.

Employment Agreements

The Company has entered into employment agreements with Messrs. Fu and Adam and Ms. Delly. The agreements provide for annual base salaries, subject to increases from time to time as determined by the Compensation Committee. These agreements are automatically extended by successive one-year terms, unless terminated by the Company or the executive. During the year ended December 31, 2009, Mr. Fu’s annual base salary was $700,000, Ms. Delly’s annual base salary was $485,000 and Mr. Adam’s annual based salary was $300,000. Effective March 3, 2010, the Compensation Committee increased Mr. Fu’s annual base salary to $750,000, increased Ms. Delly’s annual base salary to $510,000 and increased Mr. Adam’s annual base salary to $350,000.

In addition to annual base salaries, the aforementioned employment agreements provide for payment of bonuses if the Company attains or exceeds its corporate performance goals which are specified each year by the Compensation Committee. A more detailed discussion of the corporate performance goals and these bonuses, including the percentage of base salary and the mechanism by which the bonuses are paid and determined by the Compensation Committee is summarized in the section titled “Annual Incentive Compensation” above in “Compensation Discussion and Analysis”.

Grants of Plan-Based Awards

In 2000, we adopted, and our shareholders approved, the Benchmark Electronics, Inc. 2000 Stock Awards Plan (the 2000 Plan) for the benefit of the Company’s officers and employees, directors, and consultants to the Company and its affiliates (the Eligible Participants). The 2000 Plan is administered by our Compensation Committee. The purpose of the 2000 Plan is to encourage ownership of Common Shares by the Eligible Participants to provide increased incentive for such Eligible Participants to render services and to exert maximum effort for the business success of the Company and to strengthen identification of such Eligible Participants with the shareholders for the purpose of maximizing shareholder value. The 2000 Plan utilizes vesting periods to encourage its executive officers and eligible employees to continue in the employ of the Company. The 2000 Plan authorizes the Company, upon recommendation of the Compensation Committee of the Board, to grant a variety of types of awards, including stock options, restricted share awards, stock appreciation rights, performance awards, and phantom stock awards, or any combination thereof, to key employees of the Company.  As of December 31, 2009, the Company had equity awards outstanding with respect to 5.5 million Common Shares under the 2000 Plan. The 2000 Plan expired on February 16, 2010 and no additional grants may be made under that plan.

Equity awards granted under the 2000 Plan vest over four years and require that the recipient of a grant be continuously employed or otherwise provide services to us or our subsidiaries. Failure to be continuously employed or in another service relationship, generally results in the forfeiture of equity awards not vested at the time the employment or other service relationship ends. Termination of a recipient’s employment or other service relationship for cause generally results in the forfeiture of all of the recipient’s equity awards at the time of termination.

The following table sets forth information concerning grants of nonqualified stock option and restricted share awards to the Named Executive Officers during the fiscal year ended December 31, 2009 under the 2000 Plan, as well as estimated possible payouts under cash incentive plans. During 2009, the Company did not grant any equity awards that are subject to performance-based vesting. Accordingly, these columns have been omitted.

2009 Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Stock or Units (#)	Underlying Options (#)	Awards ($/Sh)(1)	Awards ($)(2)

Cary T. Fu	05/19/09	$350,700	$699,930	$1,400,700	—	—	—	—
	12/09/09	—	—	—	18,000	—	—	$343,980
	12/09/09	—	—	—	—	90,000	$19.11	$731,700
Donald F. Adam	05/19/09	74,700	150,300	299,970	—	—	—	—
	12/09/09	—	—	—	7,000	—	—	$133,770
	12/09/09	—	—	—	—	35,000	$19.11	$284,550
Gayla J. Delly	05/19/09	181,675	363,750	727,500	—	—	—	—
	12/09/09	—	—	—	11,000	—	—	$210,210
	12/09/09	—	—	—	—	55,000	$19.11	$447,150

(1)	Represents closing market price of a share of the Company’s stock on option’s grant date.

(2)
The amounts shown in this column reflect the grant date fair value of the restricted share and stock option awards granted in 2009, as computed in accordance with FASB ASC Topic 718. The restricted share awards were valued using the closing market price of the Company’s Common Shares on the restricted share grant date. The stock option awards were valued using the Black-Scholes option-pricing model. Assumptions used in the Black-Scholes model are included in footnote 1(m) to the Company’s audited financial statements for the year ended December 31, 2009, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2010.

(3)
The information included in the “Threshold”, “Target” and “Maximum” columns represent the range of potential payout under the 2009 incentive compensation plan for Messrs. Fu and Adam and Ms. Delly adopted by the Compensation Committee in May 2009.

2009 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options and stock awards held by the Named Executive Officers at December 31, 2009.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)

Cary T. Fu	45,000	—		$9.19	01/02/11
	67,500	—		$9.01	07/24/11
	112,499	—		$11.44	08/01/12
	75,000	—		$24.13	12/11/13
	75,000	—		$23.37	11/30/14
	37,500	37,500	(1)	$23.22	01/10/16
	25,000	25,000	(2)	$26.84	11/15/16
	10,000	40,000	(3)	$17.22	12/05/17
	—	100,000	(4)	$12.64	12/10/18
	—	90,000	(5)	$19.11	12/09/19
	—	—		—	—	44,500	(6)	$841,495

Donald F. Adam	16,874	—		$15.77	02/18/13
	15,000	—		$24.13	12/11/13
	15,000	—		$23.37	11/30/14
	7,500	7,500	(1)	$23.22	01/10/16
	10,000	10,000	(2)	$26.84	11/15/16
	—	20,000	(3)	$17.22	12/05/17
	—	40,000	(4)	$12.64	12/10/18
	—	35,000	(5)	$19.11	12/09/19
	—	—		—	—	18,200	(6)	$344,162

Gayla J. Delly	22,500	—		$9.19	01/02/11
	33,750	—		$8.46	01/02/12
	44,999	—		$15.77	02/18/13
	30,000	—		$24.13	12/11/13
	37,500	—		$23.37	11/30/14
	22,500	22,500	(1)	$23.22	01/10/16
	15,000	15,000	(2)	$26.84	11/15/16
	6,000	24,000	(3)	$17.22	12/05/17
	—	60,000	(4)	$12.64	12/10/18
	—	55,000	(5)	$19.11	12/09/19
	—	—		—	—	27,800	(6)	$525,698

(1)	Options granted January 10, 2006 with an exercise price of $23.22 will vest as follows.
Vesting Date	Cary T. Fu	Gayla J. Delly	Donald F. Adam
January 10, 2010	37,500	22,500	7,500

(2)	Options granted November 15, 2006 with an exercise price of $26.84 will vest as follows.
Vesting Date	Cary T. Fu	Gayla J. Delly	Donald F. Adam
November 15, 2010	25,000	15,000	10,000

(3)	Options granted December 5, 2007 with an exercise price of $17.22 will vest as follows.
Vesting Date	Cary T. Fu	Gayla J. Delly	Donald F. Adam
December 5, 2010	15,000	9,000	6,000
December 5, 2011	25,000	15,000	10,000

(4)	Options granted December 10, 2008 with an exercise price of $12.64 will vest as follows.
Vesting Date	Cary T. Fu	Gayla J. Delly	Donald F. Adam
December 10, 2010	20,000	12,000	8,000
December 10, 2011	30,000	18,000	12,000
December 10, 2012	50,000	30,000	20,000

(5)	Options granted December 9, 2009 with an exercise price of $19.11 will vest as follows.
Vesting Date	Cary T. Fu	Gayla J. Delly	Donald F. Adam
December 9, 2010	22,500	8,750	13,750
December 9, 2011	22,500	8,750	13,750
December 9, 2012	22,500	8,750	13,750
December 9, 2013	22,500	8,750	13,750

(6)	The following table provides the number of unvested restricted share awards by vesting date held by the Named Executive Officers at December 31, 2009.
Vesting Date	Cary T. Fu	Gayla J. Delly	Donald F. Adam
March 17, 2010	4,250	3,000	2,000
December 10, 2010	9,000	5,400	3,600
March 17, 2011	2,125	1,500	1,000
December 9, 2011	4,500	2,750	1,750
December 10, 2011	4,500	2,700	1,800
March 17, 2012	2,125	1,500	1,000
December 9, 2012	4,500	2,750	1,750
December 10, 2012	4,500	2,700	1,800
December 9, 2013	4,500	2,750	1,750
December 9, 2014	4,500	2,750	1,750
	44,500	27,800	18,200

2009 Option Exercises and Stock Vested Table

The following table sets forth information concerning exercises of stock options by the Named Executive Officers during the fiscal year ended December 31, 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Cary T. Fu	44,999	$437,102	—	—
Gayla J. Delly	44,999	$434,196	—	—

Pension Benefits

None of our Named Executive Officers is covered by a pension plan or other similar benefit plan that provides for payments or other benefits.

Non-Qualified Deferred Compensation

The Deferred Compensation Plan allows certain designated employees, including the Named Executive Officers, to defer up to 75% of their base salary and up to 100% of their incentive bonus and other types of “compensation” (commission and such other cash compensation or equity compensation approved by the Compensation Committee) on a tax-deferred basis. Participants may receive matching contributions from the Company on certain of their deferrals. Some participants may also receive discretionary contributions made by the Company. The Company intends that the Deferred Compensation Plan will at all times be maintained on an unfunded basis for federal income tax purposes under the Internal Revenue Code and be administered as a nonqualified “top-hat” plan exempt from the substantive requirements of the Employee Retirement Income Security Act.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year (1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Cary T. Fu	$294,062	—	$12	—	$294,074
Donald F. Adam	12,000	—	1,498	—	13,498
Gayla J. Delly	27,188	—	4,070	—	31,258

(1)	These amounts are not considered above-market or preferential under SEC rules and therefore are not reported in the summary compensation table in this proxy statement.

Potential Payments Upon Termination or Change in Control

The Company has entered into employment agreements with the Named Executive Officers that will require the payment of severance by the Company if the executive’s employment is terminated (i) by the Company without cause or (ii) by the executive for “good reason”. The severance to be paid is equal to the sum of (a) 100% of the executive’s annual base salary and (b) a prorated bonus, payable in lump sum six months after termination. In addition, the Company will pay an amount sufficient to pay any excise taxes levied under Section 280G of the Internal Revenue Code in conjunction with the severance payment. Generally, under these agreements, good reason is defined to include (i) a material diminution of the executive’s duties or responsibilities, (ii) a reduction in the executive’s base salary greater than ten percent (10%), or annual bonus or long-term incentive compensation opportunity, (iii) a change of control, but only if the executive terminates his employment, for any reason, within 90 days after the date of such change of control, or (iv) a material breach by the Company of any other provision of the employment agreements that is not cured after written notice by the executive. In addition, the Company will provide continuation of medical, dental, health and other welfare benefits for one year after the termination of employment. Additionally, the agreements provide payment of severance upon the executive’s death or disability, in an amount equal to 100% of the executive’s annual base salary plus a prorated bonus, in a lump sum payment six months after the date of termination. Upon a termination of employment for cause or retirement, the Named Executive Officers will only receive salary earned to the date of termination.

The table below reflects the amount of compensation payable to each Named Executive Officer upon involuntary not-for-cause termination, termination by the executives for good reason and termination following a change of control in accordance with the employment agreements. The amounts shown assume that such termination was effective as of December 31, 2009, and thus includes amounts earned through such time and are estimates of the amounts that would be paid to the executives upon their termination. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.

Name	Lump Sum Severance Payment(1)	Continuation of Insurance Benefits(2)	Accelerated Vesting of Stock Options(3)	Accelerated Vesting of Stock Awards(4)	Excise Tax Reimburse- ment(5)
Cary T. Fu	$1,633,800	$9,000	$694,600	$841,495	$—
Donald F. Adam	499,890	9,000	277,840	344,162	323,379
Gayla J. Delly	970,000	9,000	416,760	525,698	—

(1)
Payment based on executive’s annual base salary and bonus as of December 31, 2009. The amounts do not include payments to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, including accrued salary and vacation pay.

(2)	Estimated cost to the Company of providing medical, dental, health and other welfare benefits for one year after the termination of employment based on average annual cost per employee.

(3)
The value of the accelerated vesting benefit equals the number of shares as to which the in-the-money stock options would vest on an accelerated basis upon the occurrence of the specified termination or change of control event, multiplied by the difference between the closing price per share of the Company’s Common Shares on December 31, 2009 and the exercise price per share for the affected options.

(4)
The value of the accelerated vesting benefit equals the number of restricted share awards that would vest on an accelerated basis upon the occurrence of the specified termination or change of control event, multiplied by the closing price per share of the Company’s Common Shares on December 31, 2009.

(5)	Estimated cost to the Company to reimburse the executive for any excise tax to which he or she may be subject to in connection with these benefits (Section 280G tax gross-up).

Potential Payments Upon Death or Disability

The amount of compensation payable to each Named Executive Officer’s estate upon the death or disability of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2009, and thus includes amounts earned through such time and are estimates of the amounts that would be paid to the executives’ estates upon their termination. The actual amounts to be paid can only be determined at the time of the executive’s separation from the Company.

Name	Lump Sum Payment Attributable to Salary(1)	Lump Sum Payment Attributable to Cash Incentive Bonus(1)
Cary T. Fu	$700,000	$933,800
Donald F. Adam	300,000	199,890
Gayla J. Delly	485,000	485,000

(1)
Payment based on executive’s annual base salary and cash incentive bonus as of December 31, 2009. The amounts do not include payments to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, including accrued salary and vacation pay.

Compensation of Directors

Employee directors have never received any additional compensation for serving on the Board above the compensation they received for serving as officers of the Company, as described under “Executive Compensation and Other Matters.”

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting non-employee director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board. Directors are subject to a minimum share ownership requirement. Within three years after joining the Board, each director is required to directly own Common Shares of the Company with a market value of at least $100,000. All of the Company’s directors are in compliance with this ownership requirement.

Cash Compensation Paid to Non-Employee Directors

The following table shows non-employee director compensation as determined by the Board upon the recommendation of the Compensation Committee.

Annual Board Retainer (1)	$60,000
Annual Committee Chair Retainer (1)	$5,000
Annual Presiding Director Retainer (1)	$5,000
Payment per Board meeting attended	$1,000
Payment per Committee meetings attended	$1,000
Payment per Committee meeting attended as Chair of Committee	$1,000
Payment per executive session attended as Presiding Director	$1,000

(1) Payable quarterly.

The Company also reimburses its non-employee directors for their reasonable travel expenses in attending such meetings.

Stock Option Program

In December 1994, the Board adopted the 1994 Plan for the benefit of members of the Board who are not employees of the Company or its Affiliates (as defined in the 1994 Plan). The purpose of the 1994 Plan was to encourage ownership of the Company’s Common Shares by eligible non-employee directors of the Company, to provide increased incentive for such directors to render services and to exert maximum effort for the business success of the Company and to further strengthen the identification of directors with the shareholders of the Company. The 1994 Plan terminated in December 2004. The 1994 Plan was replaced by the 2002 Plan, and no additional grants may be made under the 1994 Plan. The Company has outstanding options with respect to 27,000 Common Shares under the 1994 Plan, as of December 31, 2009.

After giving effect to the Company’s stock splits in 2003 and 2006, the 2002 Plan, as amended, provides for the granting of a stock option to purchase up to 15,750 Common Shares upon the occurrence of the non-employee director’s election or reelection to the Board. The maximum number of Common Shares for which options may be granted under the 2002 Plan is 675,000, after giving effect to the Company’s stock splits in 2003 and 2006. No awards may be granted under the 2002 Plan after the expiration of ten years from February 26, 2002, the date of its adoption by the Board. The 2002 Plan remains in effect as to awards made prior to the expiration of ten years until such awards have been satisfied or have expired. All awards under the 2002 Plan are fully vested upon the date of grant. The exercise price per common share of options granted under the 2002 Plan will be the fair market value of a Common Share on the date such option is granted.

During 2009, 60,500 options were granted to non-employee directors under the 2002 Plan to purchase Common Shares at a weighted-average exercise price of $12.18 per share. The Company has outstanding options with respect to 324,750 Common Shares under the 2002 Plan.

2009 Director Summary Compensation Table

The following table summarizes the cash and equity compensation for non-employee directors during the fiscal year ended December 31, 2009. The Company did not grant any stock awards to any of our non-employee directors during 2009 and none of our directors is covered by a non-equity incentive plan, a pension plan or a nonqualified deferred compensation plan; accordingly these columns have been omitted.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)
Michael R. Dawson	$77,000	$60,800	$137,800
Peter G. Dorflinger	77,000	60,800	137,800
Douglas G. Duncan	74,750	60,800	135,550
Laura W. Lang	77,000	63,840	140,840
Bernee D.L. Strom	68,000	60,800	128,800
Clay C. Williams	68,000	60,800	128,800

(1)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2009 in accordance with FASB ASC Topic 718. As of December 31, 2009, each of the non-employee directors had the following number of options outstanding: Mr. Dawson: 40,000; Mr. Dorflinger: 124,000; Mr. Duncan: 40,000; Ms. Lang: 57,750; Ms. Strom: 70,000: and Mr. Williams: 20,000.

COMMON SHARE OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership, as defined in Rule 13d-3 under the Exchange Act, of Common Shares as of March 29, 2010, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Shares, each director and nominee for director of the Company, each executive officer of the Company and all directors and executive officers of the Company as a group.
Beneficial Owners	Common Shares Beneficially Owned(1)		Percentage of Outstanding Common Shares

Cary T. Fu 3000 Technology Drive Angleton, Texas 77515	1,047,291	(2)	__	%

Donald F. Adam 3000 Technology Drive Angleton, Texas 77515	94,074	(3)		(4)

Gayla J. Delly 3000 Technology Drive Angleton, Texas 77515	271,198	(5)		(4)

Michael R. Dawson 575 N. Dairy Ashford, Suite 200 Houston, Texas 77079	50,000	(6)		(4)

Peter G. Dorflinger One Carolane Trail Houston, Texas 77024	172,750	(7)		(4)

Douglas G. Duncan 3589 Classic Drive S Memphis, Tennessee 38125	48,850	(8)		(4)

Laura W. Lang 800 Boylston Street Boston, Massachusetts 02199	63,750	(9)		(4)

Bernee D.L. Strom 5505 Lake Washington Blvd., N.E. #3B Kirkland, Washington 98033	74,750	(10)		(4)

Clay C. Williams 7909 Parkwood Circle Drive Houston, Texas 77036	30,000	(11)		(4)

Directors and executive officers as a group (9 persons)	1,852,663	(12)	__	%
(table continued on following page)

Beneficial Owners	Common Shares Beneficially Owned(1)		Percentage of Outstanding Common Shares

Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, California 90401	5,515,936	(13) (14)	__	%

BlackRock, Inc.. 45 Freemont Street, 17th Floor San Francisco, California 94105	5,193,568	(13) (16)	__	%

Franklin Resources, Inc. One Franklin Parkway San Mateo, California 94403	4,883,300	(13) (15)	__	%

Royce & Associates, LLC 1414 Avenue of the Americas New York, New York 10019	4,077,850	(13) (17)	__	%

Bank of America Corporation 100 North Tryon Street, Floor 25 Bank of America Corporate Center Charlotte, North Carolina 28255	3,260,022	(13) (18)	__	%

(1)	Unless otherwise noted, each person identified possesses sole voting and dispositive power with respect to the Common Shares listed, subject to community property laws.

(2)
Includes (i) 484,999 Common Shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 29, 2010 and (ii) 40,250 restricted shares, of which Mr. Fu has voting power but not dispositive power.

(3)
Represents (i) 75,874 Common Shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 29, 2010 and (ii) 16,200 restricted shares, of which Mr. Adam has voting power but not dispositive power.

(4)	Less than 1%.

(5)
Includes (i) 234,749 Common Shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 29, 2010 and (ii) 24,800 restricted shares, of which Ms. Delly has voting power but not dispositive power.

(6)	Includes 40,000 Common Shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 29, 2010.

(7)	Includes 124,000 Common Shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 29, 2010.
(footnotes continued on following page)

(8)	Represents 40,000 Common Shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 29, 2010.

(9)	Represents 57,750 Common Shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 29, 2010.

(10)	Represents 70,000 Common Shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 29, 2010.

(11)	Includes 20,000 Common Shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 29, 2010.

(12)	Includes 1,147,372 Common Shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 29, 2010.

(13)	Based solely on information filed with the SEC.

(14)
The Company has been advised in a Schedule 13G filing dated as of February 10, 2010 as follows with respect to these shares: (i) Dimensional Fund Advisors LP has sole power to vote or to direct the vote of 5,429,018 shares and sole power to dispose or to direct the disposition of 5,515,936 shares and (ii) Dimensional Fund Advisors LP holds such shares in its capacity as investor advisor.

(15)
The Company has been advised in a Schedule 13G filing dated as of January 20, 2010 as follows with respect to these shares: (i) Franklin Advisory Services, LLC has sole power to vote or to direct the vote of 4,773,300 shares and sole power to dispose or to direct the disposition of 4,883,300 shares and (ii) Franklin Advisory Services, LLC holds such shares in its capacity as investor advisor and other. According to the filed Schedule 13G, Charles B. Johnson and Rupert H. Johnson Jr. each own in excess of 10% of the outstanding common stock of Franklin Resources Inc. and could therefore be deemed as beneficial owners of the reported shares.

(16)
The Company has been advised in a Schedule 13G filing dated as of January 20, 2010 as follows with respect to these shares: (i) BlackRock, Inc. has sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of 5,193,568 shares and (ii) BlackRock, Inc. holds such shares in its capacity as investor advisor.

(17)
The Company has been advised in a Schedule 13G filing dated as of January 22, 2010 as follows with respect to these shares: (i) Royce & Associates, LLC has sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of 4,077,850 shares and (ii) Royce & Associates, LLC holds such shares in its capacity as investor advisor.

(18)
The Company has been advised in a Schedule 13G filing dated as of February 1, 2010 as follows with respect to these shares:  (i) Bank of America Corporation has shared power to vote or direct the vote with respect to 2,541,363 shares and shared power to dispose or direct the disposition of 3,260,022 shares, and (ii) Bank of America Corporation holds such shares in its capacity as a parent holding company or control person.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC and the NYSE initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Shares and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and certain written representations provided to the Company by such persons, for the fiscal year beginning January 1, 2009 and ending December 31, 2009 all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than ten-percent beneficial owners were satisfied in a timely manner.

PROPOSAL 2

APPROVE ADOPTION OF THE BENCHMARK ELECTRONICS, INC.
2010 OMNIBUS INCENTIVE COMPENSATION PLAN

General

On March 22, 2010, the Board of Directors approved, subject to the approval of our shareholders, the Benchmark Electronics, Inc. 2010 Omnibus Incentive Compensation Plan (which we refer to as the 2010 Plan). Our Board of Directors has approved the 2010 Plan as a flexible omnibus incentive compensation plan that would allow us to use different forms of compensation awards to attract, retain and reward eligible participants under the 2010 Plan and strengthen the mutuality of interests between management and our shareholders. The purpose of the 2010 Plan would be to promote the interests of the Company and our shareholders by (i) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) and (ii) enabling such individuals to participate in our long-term growth and financial success. The 2010 Plan is intended to replace the Benchmark Electronics, Inc. 2000 Stock Awards Plan (which we refer to as the 2000 Plan), which expired on February 16, 2010.

Set forth below is a summary of the 2010 Plan, which is qualified in its entirety by the specific language of the 2010 Plan, a copy of which is attached to this proxy statement as Annex A.

Summary of the Plan

Types of Awards.  The 2010 Plan would provide for the grant of options intended to qualify as incentive stock options (ISOs) under Section 422 of the Internal Revenue Code of 1986, as amended (the Code), nonqualified stock options (NSOs), stock appreciation rights (SARs), restricted share awards, restricted stock units (RSUs), performance compensation awards, performance units, cash incentive awards, deferred share units and other equity-based and equity-related awards.

Plan Administration.  The 2010 Plan would be administered by the Compensation Committee of our Board of Directors or such other committee our Board designates to administer the 2010 Plan (the Committee). Subject to the terms of the 2010 Plan and applicable law, the Committee would have sole authority to administer the 2010 Plan, including, but not limited to, the authority to (1) designate participants, (2) determine the type or types of awards to be granted to a participant, (3) determine the number of Common Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, awards, (4) determine the terms and conditions of any awards, (5) determine the vesting schedules of awards and, if certain performance criteria must be attained in order for an award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (6) determine whether, to what extent and under what circumstances awards may be settled or exercised in cash, Common Shares, other securities, other awards or other property, or canceled, forfeited or suspended and the method or methods by which awards may be settled, exercised, canceled, forfeited or suspended, (7) determine whether, to what extent and under what circumstances cash, Common Shares, other securities, other awards, other property and other amounts payable with respect to an award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (8) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the 2010 Plan and any instrument or agreement relating to, or award made under, the 2010 Plan, (9) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the 2010 Plan, (10) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards, (11) amend an outstanding award or grant a replacement award for an award previously granted under the 2010 Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such award to us or the participant differ from those consequences that were expected to occur on the date the award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit awards to be granted that have more favorable tax consequences than initially anticipated and (12) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the 2010 Plan.

Shares Available For Awards.  On March 19, 2010, as reported by the New York Stock Exchange the last reported sales price of our Common Shares was $21.22 per share. Subject to adjustment for changes in capitalization, the maximum aggregate number of Common Shares that may be delivered pursuant to awards granted under the Plan would be equal to (i) 5,000,000 plus (ii) any shares with respect to awards granted under the 2000 Plan that are forfeited following the date that the 2010 Plan is approved by our shareholders (such sum, the Plan Share Limit), of which 2,500,000 Common Shares may be delivered pursuant to ISOs granted under the 2010 Plan. Subject to adjustment for changes in capitalization, (x) each common share with respect to which an option or stock-settled SAR is granted under the 2010 Plan would reduce the Plan Share Limit by one common share and (y) each common share with respect to which any other award denominated in Common Shares is granted under the 2010 Plan would reduce the Plan Share Limit by 1.53 Common Shares. Upon grant of a stock-settled SAR, each share with respect to which such stock-settled SAR is exercisable would be counted as one share against the Plan Share Limit, regardless of the number of Common Shares actually delivered upon settlement of such stock-settled SAR. Awards that are required to be settled in cash would not reduce the Plan Share Limit. If any award granted under the 2010 Plan is (A) forfeited, or otherwise expires, terminates or is canceled without the delivery of all Common Shares subject thereto, or (B) is settled other than by the delivery of Common Shares (including, without limitation, cash settlement), then, in the case of clauses (A) and (B), the number of Common Shares subject to such award that were not issued with respect to such award would not be treated as issued hereunder and the Plan Share Limit would be increased by the number of Common Shares by which the Plan Share Limit was reduced upon issuance of such award. Notwithstanding the foregoing, the Plan Share Limit would not be increased as a result of the surrender or tender of Common Shares in payment of the exercise price of an award or any taxes required to be withheld in respect of an award. Subject to adjustment as described below, (1) in the case of awards that are settled in Common Shares, the maximum aggregate number of Common Shares with respect to which awards may be granted to any participant in any fiscal year under the 2010 Plan would be 200,000 (each such share counting as one share for purposes of this clause (1)), and (2) in the case of awards that are settled in cash based on the fair market value of a share, the maximum aggregate amount of cash that may be paid pursuant to awards granted to any participant in any fiscal year under the 2010 Plan would be equal to the per-share fair market value as of the relevant vesting, payment or settlement date multiplied by the number of Common Shares described in the preceding clause (1). In the case of all awards other than those described in the preceding sentence, the maximum aggregate amount of cash and other property (valued at its fair market value) other than Common Shares that may be paid or delivered pursuant to awards under the 2010 Plan to any participant in any fiscal year would be equal to $4,000,000.

Changes in Capitalization.  In the event of any extraordinary dividend or other extraordinary distribution, recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off affecting the Common Shares, the Committee would make adjustments and other substitutions to awards under the 2010 Plan in the manner it determined to be appropriate or desirable. In the event of any reorganization, merger, consolidation, combination, repurchase or exchange of our Common Shares or other similar corporate transactions, the Committee in its discretion would be permitted to make such adjustments and other substitutions to the 2010 Plan and awards under the 2010 Plan as it deemed appropriate or desirable.

Substitute Awards.  The Committee would be permitted to grant awards in assumption of, or in substitution for, outstanding awards previously granted by us or any of our affiliates or a company that we acquired or with which we combined. Any Common Shares issued by us through the assumption of or substitution for outstanding awards granted by a company that we acquired would not reduce the aggregate number of Common Shares available for awards under the 2010 Plan, except that awards issued in substitution for ISOs would reduce the number of Common Shares available for ISOs under the 2010 Plan.

Source of Shares.  Any shares issued under the 2010 Plan would consist, in whole or in part, of authorized and unissued Common Shares or of treasury shares.

Eligible Participants.  Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of us or our affiliates would be eligible to participate in the 2010 Plan. The Company currently expects that awards will be generally limited to approximately 300 employees.

Stock Options.  The Committee would be permitted to grant both ISOs and NSOs under the 2010 Plan. The exercise price for options would not be less than the fair market value (as defined in the 2010 Plan) of Common Shares on the grant date. The Committee would not reprice any option granted under the 2010 Plan without the approval of our shareholders. All options granted under the 2010 Plan would be NSOs unless the applicable award agreement expressly stated that the option was intended to be an ISO. Under the 2010 Plan, all ISOs and NSOs would be intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

Subject to the applicable award agreement, options would vest and become exercisable with respect to 25% of the Common Shares subject to such options on each of the first four anniversaries of the grant date. Unless otherwise set forth in the applicable award agreement, each option would expire upon the earlier of (a) the tenth anniversary of the date the option was granted and (b) (i) in the case of participants who are not directors, three months after the participant who was holding the option ceased to be an officer, employee or consultant for us or one of our affiliates or (ii) in the case of participants who are directors, two years after the participant who was holding the option ceased to be a director. The exercise price would be permitted to be paid (1) with cash (or its equivalent) or (2) in the sole discretion of the Committee, with previously acquired Common Shares or through delivery of irrevocable instructions to a broker to sell our Common Shares otherwise deliverable upon the exercise of the option (provided that there was a public market for our Common Shares at such time) or (3) any other method or combination of methods approved by the Committee, provided that the combined value of all cash and cash equivalents and the fair market value of any such shares so tendered to us as of the date of such tender, together with any shares withheld by us in respect of taxes relating to an option, was at least equal to such aggregate exercise price plus taxes.

Stock Appreciation Rights.  The Committee would be permitted to grant SARs under the 2010 Plan. The exercise price for SARs would not be less than the fair market value (as defined in the 2010 Plan) of our Common Shares on the grant date. The Committee would not reprice any SAR granted under the 2010 Plan without the approval of our shareholders. Upon exercise of a SAR, the holder would receive cash, Common Shares, other securities, other awards, other property or a combination of any of the foregoing, as determined by the Committee, equal in value to the excess, if any, of the fair market value of a common share on the date of exercise of the SAR over the exercise price of the SAR. Under the 2010 Plan, all SARs would be intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Subject to the applicable award agreement, SARs would vest and become exercisable with respect to 25% of the Common Shares subject to such SARs on each of the first four anniversaries of the grant date. Subject to the provisions of the 2010 Plan and the applicable award agreement, the Committee would determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR. No SAR granted under the 2010 Plan could be exercised more than 10 years after the date of grant.

Restricted Shares and Restricted Stock Units.  Subject to the provisions of the 2010 Plan, the Committee would be permitted to grant restricted shares and RSUs. Restricted shares and RSUs would not be permitted to be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the 2010 Plan or the applicable award agreement, except that the Committee could determine that restricted shares and RSUs would be permitted to be transferred by the participant for no consideration. Restricted shares could be evidenced in such manner as the Committee would determine.

An RSU would be granted with respect to one common share or have a value equal to the fair market value of one such share. Subject to the applicable award agreement, restricted shares and RSUs would vest and become exercisable with respect to 25% of the Common Shares subject to such restricted shares and RSUs on each of the first four anniversaries of the grant date. Upon the lapse of restrictions applicable to an RSU, the RSU could be paid in cash, Common Shares, other securities, other awards or other property, as determined by the Committee, or in accordance with the applicable award agreement. In connection with each grant of restricted shares, except as provided in the applicable award agreement, the holder would be entitled to the rights of a shareholder in respect of such restricted shares, including the right to vote and receive dividends. The Committee would be permitted to, on such terms and conditions as it might determine, provide a participant who holds RSUs with dividend equivalents, payable in cash, Common Shares, other securities, other awards or other property. However, holders of performance-based restricted shares and RSUs would be entitled to dividends and dividend equivalents, respectively, provided that (1) the performance goal(s) for the applicable performance period are achieved and (2) the performance formula as applied against such performance goal(s) determines that all or some portion of such award has been earned. If a restricted share or RSU were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements described below in “Performance Compensation Awards” would be required to be satisfied in order for such restricted share or RSU to be granted or vest.

Performance Units.  Subject to the provisions of the 2010 Plan, the Committee would be permitted to grant performance units to participants. Performance units would be awards with an initial value established by the Committee (or that was determined by reference to a valuation formula specified by the Committee) at the time of the grant. In its discretion, the Committee would set performance goals that, depending on the extent to which they were met during a specified performance period, would determine the number and/or value of performance units that would be paid out to the participant. The Committee, in its sole discretion, would be permitted to pay earned performance units in the form of cash, Common Shares or any combination thereof that would have an aggregate fair market value equal to the value of the earned performance units at the close of the applicable performance period. The determination of the Committee with respect to the form and timing of payout of performance units would be set forth in the applicable award agreement. The Committee would be permitted to, on such terms and conditions as it might determine, provide a participant who holds performance units with dividends or dividend equivalents, payable in cash, Common Shares, other securities, other awards or other property, provided that (i) the performance goal(s) for the applicable performance period are achieved and (ii) the performance formula as applied against such performance goal(s) determines that all of some portion of such award has been earned. If a performance unit were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements below described in “Performance Compensation Awards” would be required to be satisfied.

Cash Incentive Awards.  Subject to the provisions of the 2010 Plan, the Committee would be permitted to grant cash incentive awards payable upon the attainment of performance goals. If a cash incentive award were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements described below in “Performance Compensation Awards” would be required to be satisfied.

Other Stock-Based Awards.  Subject to the provisions of the 2010 Plan, the Committee would be permitted to grant to participants other equity-based or equity-related compensation awards, including vested stock. The Committee would be permitted to determine the amounts and terms and conditions of any such awards. If such an award were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements described below in “Performance Compensation Awards” would be required to be satisfied.

Performance Compensation Awards.  The Committee would be permitted to designate any award granted under the 2010 Plan (other than ISOs, NSOs and SARs) as a performance compensation award in order to qualify such award as “performance-based compensation” under Section 162(m) of the Code. Awards designated as performance compensation awards would be subject to the following additional requirements:

•
Recipients of Performance Compensation Awards.  The Committee would, in its sole discretion, designate within the first 90 days of a performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the participants who would be eligible to receive performance compensation awards in respect of such performance period. The Committee would also determine the length of performance periods, the types of awards to be issued, the performance criteria that would be used to establish the performance goals, the kinds and levels of performance goals and any performance formula used to determine whether a performance compensation award had been earned for the performance period.

•
Performance Criteria Applicable to Performance Compensation Awards.  The performance criteria would be limited to the following: (1) share price, (2) net income or earnings before or after taxes (including earnings before interest, taxes, depreciation and/or amortization), (3) operating income, (4) earnings per share (including specified types or categories thereof), (5) cash flow (including specified types or categories thereof), (6) cash flow return on capital, (7) revenues (including specified types or categories thereof), (8) return measures (including specified types or categories thereof), (9) sales or product volume, (10) working capital, (11) gross or net profitability/profit margins, (12) objective measures of productivity or operating efficiency, (13) costs (including specified types or categories thereof), (14) budgeted expenses (operating and capital), (15) market share (in the aggregate or by segment), (16) level or amount of acquisitions, (17) economic value-added, (18) enterprise value, (19) book value and (20) customer satisfaction survey results. These performance criteria would be permitted to be applied on an absolute basis or be relative to one or more peer companies or indices or any combination thereof or, if applicable, be computed on an accrual or cash accounting basis. The performance goals and periods could vary from participant to participant and from time to time. To the extent required under Section 162(m) of the Code, the Committee would, within the first 90 days of the applicable performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the performance criteria it selected to use for the performance period.

•
Modification of Performance Goals.  The Committee would be permitted to adjust or modify the calculation of performance goals for a performance period in the event of, in anticipation of, or in recognition of, any unusual or extraordinary corporate item, transaction, event or development or any other unusual or nonrecurring events affecting the Company, any of its affiliates, subsidiaries, divisions or operating units (to the extent applicable to such performance goal) or its financial statements or the financial statements of any of its affiliates, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions, so long as that adjustment or modification did not cause the performance compensation award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

•
Requirements to Receive Payment for 162(m) Awards.  Except as otherwise permitted by Section 162(m) of the Code, in order to be eligible for payment in respect of a performance compensation award for a particular performance period, participants would be required to be employed by us on the last day of the performance period, the performance goals for such period would be required to be satisfied and certified by the Committee and the performance formula would be required to determine that all or some portion of the performance compensation award had been earned for such period.

•
Negative Discretion.  The Committee would be permitted to, in its sole discretion, reduce or eliminate the amount of a performance compensation award earned in a particular performance period, even if applicable performance goals had been attained and without regard to any employment agreement between us and a participant.

•
Limitations on Committee Discretion.  Except as otherwise permitted by Section 162(m) of the Code, in no event could any discretionary authority granted to the Committee under the 2010 Plan be used to grant or provide payment in respect of performance compensation awards for which performance goals had not been attained, increase a performance compensation award for any participant at any time after the first 90 days of the performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) or increase a performance compensation award above the maximum amount payable under the underlying award.

•
Form of Payment.  Performance compensation awards (other than restricted shares, RSUs and other stock-based awards) would be payable in cash or in restricted shares, RSUs or fully vested shares of equivalent value and would be paid on the terms determined by the Committee in its discretion. Any restricted shares or RSUs would be subject to the terms of the 2010 Plan or any successor equity compensation plan and any applicable award agreement. The number of restricted shares, RSUs or fully vested shares that is equivalent in value to a particular dollar amount would be determined in accordance with a methodology specified by the Committee within the first 90 days of a plan year (or, if shorter, the maximum period allowed under Section 162(m) of the Code).

Amendment and Termination of the 2010 Plan.  Subject to any applicable law or government regulation, to any requirement that must be satisfied if the 2010 Plan were intended to be a shareholder approved plan for purposes of Section 162(m) of the Code and to the rules of the New York Stock Exchange, the 2010 Plan would be permitted to be amended, modified or terminated by our Board of Directors without the approval of our shareholders, except that shareholder approval would be required for any amendment that would (a) increase the maximum number of Common Shares available for awards under the 2010 Plan or increase the maximum number of Common Shares that could be delivered pursuant to ISOs granted under the 2010 Plan or (b) change the class of employees or other individuals eligible to participate in the 2010 Plan. No modification, amendment or termination of the 2010 Plan that was adverse to a participant would be effective without the consent of the affected participant, unless otherwise provided by the Committee in the applicable award agreement.

The Committee would be permitted to waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award previously granted, prospectively or retroactively. However, unless otherwise provided by the Committee in the applicable award agreement or in the 2010 Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any participant to any award previously granted would not to that extent be effective without the consent of the affected participant.

The Committee would be authorized to make adjustments in the terms and conditions of awards in the event of any unusual or nonrecurring corporate event (including the occurrence of a change of control of us) affecting us, any of our affiliates or our financial statements or the financial statements of any of our affiliates, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law whenever the Committee, in its discretion, determined that those adjustments were appropriate or desirable, including providing for the substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for exercise prior to the occurrence of such event and, in its discretion, the Committee would be permitted to provide for a cash payment to the holder of an award in consideration for the cancellation of such award.

Change of Control.  The 2010 Plan would provide that, unless otherwise provided in an award agreement, in the event of a change of control of the Company, unless provision was made in connection with the change of control for assumption of, or substitution for, awards previously granted:

•	any options and SARs outstanding as of the date the change of control was determined to have occurred would become fully exercisable and vested, as of immediately prior to the change of control;

•
all performance units, cash incentive awards and other awards designated as performance compensation awards would be paid out as if the date of the change of control were the last day of the applicable performance period and “target” performance levels had been attained; and

•
all other outstanding awards would automatically be deemed exercisable or vested and all restrictions and forfeiture provisions related thereto would lapse as of immediately prior to such change of control.

Unless otherwise provided pursuant to an award agreement, a change of control would be defined to mean any of the following events, generally:

•
during any period of 24 consecutive calendar months, a change in the composition of a majority of the board of directors, as constituted on the first day of such period, that was not supported by a majority of the incumbent board of directors;

•
consummation of certain mergers or consolidations of the Company with any other corporation following which the Company’s shareholders hold 50% or less of the combined voting power of the surviving entity;

•
the shareholders approve a plan of complete liquidation or dissolution of the Company unless such liquidation or dissolution is part of a transaction or series of transactions described in the preceding bullet; or

•
certain acquisitions by any individual, entity or group of beneficial ownership of a percentage of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors that was equal to or greater than 50%.

Term of the 2010 Plan.  No award would be permitted to be granted under the 2010 Plan after the tenth anniversary of the date the 2010 Plan was approved by the shareholders.

Certain Federal Tax Aspects of the 2010 Plan

The following summary describes the federal income tax treatment associated with options awarded under the 2010 Plan. The summary is based on the law as in effect on March [●], 2010. The summary does not discuss state or local tax consequences or non-U.S. tax consequences.

Incentive Stock Options.  Neither the grant nor the exercise of an ISO results in taxable income to the optionee for regular federal income tax purposes. However, an amount equal to (i) the per-share fair market value on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the ISO is being exercised will count as “alternative minimum taxable income” which, depending on the particular facts, could result in liability for the “alternative minimum tax” or AMT. If the optionee does not dispose of the shares issued pursuant to the exercise of an ISO until the later of the two-year anniversary of the date of grant of the ISO and the one-year anniversary of the date of the acquisition of those shares, then (a) upon a later sale or taxable exchange of the shares, any recognized gain or loss would be treated for tax purposes as a long-term capital gain or loss and (b) the Company would not be permitted to take a deduction with respect to that ISO for federal income tax purposes.

If shares acquired upon the exercise of an ISO were disposed of prior to the expiration of the two-year and one-year holding periods described above (a disqualifying disposition), generally the optionee would realize ordinary income in the year of disposition in an amount equal to the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the amount paid for the shares or (ii) the excess of the amount realized on the disposition of the shares over the participant’s aggregate tax basis in the shares (generally, the exercise price). A deduction would be available to the Company equal to the amount of ordinary income recognized by the optionee. Any further gain realized by the optionee will be taxed as short-term or long-term capital gain and would not result in any deduction by the Company. A disqualifying disposition occurring in the same calendar year as the year of exercise would eliminate the alternative minimum tax effect of the ISO exercise.

Special rules may apply where all or a portion of the exercise price of an ISO is paid by tendering shares, or if the shares acquired upon exercise of an ISO are subject to substantial forfeiture restrictions. The foregoing summary of tax consequences associated with the exercise of an ISO and the disposition of shares acquired upon exercise of an ISO assumes that the ISO is exercised during employment or within three months following termination of employment. The exercise of an ISO more than three months following termination of employment will result in the tax consequences described below for NSOs, except that special rules apply in the case of disability or death. An individual’s stock options otherwise qualifying as ISOs will be treated for tax purposes as NSOs (not as ISOs) to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the date of grant) in excess of $100,000.

Nonqualified Stock Options.  An NSO (that is, a stock option that does not qualify as an ISO) would result in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising an NSO would, at that time, realize taxable compensation equal to (i) the per-share fair market value on the exercise date minus the exercise price multiplied by (ii) the number of shares with respect to which the option is being exercised. If the NSO was granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. A corresponding deduction would be available to the Company. The foregoing summary assumes that the shares acquired upon exercise of an NSO option are not subject to a substantial risk of forfeiture.

Section 162(m).  Section 162(m) of the Code currently provides that if, in any year, the compensation that is paid to our Chief Executive Officer or to any of our three other most highly compensated executive officers (excluding our Chief Financial Officer) exceeds $1,000,000 per person, any amounts that exceed the $1,000,000 threshold will not be deductible by us for federal income tax purposes, unless the compensation qualifies for an exception to Section 162(m) of the Code. Certain performance-based awards under plans approved by shareholders are not subject to the deduction limit. Stock options that would be awarded under the 2010 Plan are intended to be eligible for this performance-based exception.

Section 409A.  Section 409A of the Code imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder of the amount equal to 20% of the deferred amount, and a possible interest charge. Stock options granted with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features. Stock options that would be awarded under the 2010 Plan are intended to be eligible for this exception.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about equity-based awards outstanding and Common Shares available for future awards under all of our equity compensation plans as of December 31, 2009.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) updated as of March 29, 2010
Equity compensation plans approved by security holders	5,584,328	(1)	$19.23	(1)	3,879,770	(2)	220,500	(3)
Equity compensation plans not approved by security holders	27,000	(4)	$13.75		—		—
Total	5,611,328				3,879,770		220,500

(1)	Includes 80,481 phantom stock awards. The weighted-average exercise price does not take these awards into account.

(2)	Includes 3,659,270 previously available for equity awards under the 2000 Plan. The 2000 Plan expired February 16, 2010, and as of February 16, 2010 no addition grants under such plan can be made.

(3)	As of March 29, 2010, an aggregate of 220,500 shares remain available for future issuance under the Benchmark Electronics, Inc. 2002 Stock Option Plan for Non-Employee Directors (the 2002 Plan).

(4)
In December of 1994, the Board of Directors adopted the Benchmark Electronics, Inc. 1994 Stock Option Plan for Non-Employee Directors (the 1994 Plan) for the benefit of members of the Board of Directors of Benchmark or its affiliates who are not employees of Benchmark or its affiliates (as defined in the 1994 Plan). The 1994 Plan was not required to be approved by our shareholders. All awards under the 1994 Plan were fully vested upon the date of grant. The exercise price per common share of options granted under the 1994 Plan was the fair market value of a Common Share on the date such option was granted. As of December 31, 2009, the Company had outstanding options with respect to 27,000 Common Shares under the 1994 Plan. The 1994 Plan was replaced in 2002 by the Benchmark Electronics, Inc. 2002 Stock Option Plan for Non-Employee Directors (the 2002 Plan).

The following table sets forth information regarding the outstanding stock options as of December 31, 2009 under the 2000 Plan, the 1994 Plan and the 2002 Plan. In addition, as of such date there were outstanding a total of 370,091 unvested RSUs and restricted shares under the 2000 Plan.

OUTSTANDING AWARDS
(Shares in thousands)

Range of Exercise Prices	Options Outstanding	Weighted Average Remaining Contractual Life in Years	Weighted Average Exercise Price
$ 6.50 – $10.00	388	1.63	$8.83
$10.01 – $15.00	1,060	7.44	$12.25
$15.01 – $20.00	1,578	7.57	$17.64
$20.01 – $25.00	1,857	5.12	$23.46
$25.01 – $30.00	614	6.83	$26.89
$30.01 – $35.00	12	0.18	$31.25
$35.01 – $103.75	22	0.75	$70.42

Total	5,531	6.18	$19.20

The following table sets forth information regarding equity awards granted and earned, the run rate for each of the last three years and the average run rate over the last three years. The run rate has been calculated as the quotient of (i) all time-vested awards granted in a year divided by (ii) the weighted average number of basic Common Shares outstanding at the end of such year. The Company has not previously granted SARs or performance vested stock options or RSUs.

RUN RATE
(Shares in thousands)

	Year Ended December 31,
	2007	2008	2009	3-Year Average
Time-vested stock options granted	1,215	817	584	972
Time-vested restricted shares\ RSUs granted	—	174	200	125
Weighted average Common Shares outstanding (basic)	72,061	67,060	64,758	67,960

Run rate	1.69%	1.48%	1.30%	1.47%

Required Vote

The affirmative vote of the majority of the votes cast at the Annual Meeting by holders of Common Shares entitled to vote is required for the adoption of the 2010 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE 2010 OMNIBUS INCENTIVE COMPENSATION PLAN.

PROPOSAL 3

APPROVAL OF RIGHTS AGREEMENT AND PROPOSED AMENDMENT

    The Company’s shareholders are being asked to approve the Company’s Rights Agreement dated December 11, 1998 (the Rights Agreement), as previously amended and as proposed to be amended by an amendment substantially in the form of Annex B hereto (the Proposed Amendment).  Although shareholder approval of a rights agreement or similar arrangement is not required by the Restated Articles of Incorporation or the Amended and Restated Bylaws of the Company or by applicable law, the Board has determined to request shareholder approval of the Rights Agreement as a matter of good corporate governance.

The Rights Agreement discourages certain unsolicited attempts to acquire control of the Company by making an acquisition of the Company that is not approved by the Board prohibitively expensive for the acquiror. Accordingly, the Rights Agreement, as amended by the Proposed Amendment, will provide that, if any one person or group of affiliated or associated persons acquires 20% or more of the Company’s Common Shares, all of our shareholders (other than such person or group) will have the right to acquire Common Shares at a favorable price, thereby diluting the holdings of the person or group that acquires the 20% interest and increasing the number of Common Shares that would have to be acquired.

Background

On December 11, 1998, the Board declared a dividend distribution of one right to purchase preferred stock (a Right) for each outstanding common share to holders of record on December 21, 1998, with such Rights to expire on December 11, 2008, and the Company entered into the Rights Agreement.

On December 10, 2008, the Board authorized and approved an amendment to the Rights Agreement in order to, among other things, (i) extend the term of the Rights Agreement until December 11, 2018, and (ii) amend the definition of “Beneficial Owner” and “beneficial ownership” to clarify that a person will be deemed to beneficially own any securities, including the Company’s Common Shares, that are the subject of specified derivative transactions entered into by such person or such person’s affiliates or associates. The amendments to the definition of “Beneficial Owner” and “beneficial ownership” were designed to reduce the risk that potential acquirors may use derivative transactions to gain effective control over the Company while evading the provisions of the Rights Agreement and thereby depriving the Company’s shareholders of the protections and other benefits described below under “Reasons for the Rights Agreement.”

The Proposed Amendment is designed to meet the published requirements of the Corporate Governance Policies and Guidelines issued by RiskMetrics Group, a proxy advisory firm for many institutional investors, and will (i) reduce the term of the Rights Agreement to three years from the date of the Proposed Amendment, (ii) amend the definition of “Acquiring Person” to increase the threshold at which a person’s acquisition of beneficial ownership of Common Shares will trigger the distribution of Rights in accordance with the Rights Agreement from 15% to 20% of the outstanding Common Shares and (iii) add a “qualified offer” provision allowing holders of the Common Shares, under certain circumstances, to call a special meeting of the Company’s shareholders to consider a required redemption of the Rights (which would have the effect of removing the obstacles to completing an acquisition by an Acquiring Person).

Reasons for the Rights Agreement

The Board’s decisions to adopt the Rights Agreement and to propose that the shareholders approve the Rights Agreement and the Proposed Amendment were not made in response to any efforts by any party to acquire or gain control of the Company, and the Board is not currently aware of any such efforts.  The Rights Agreement is designed to enable holders of Common Shares to realize the full value of their investment in the Company, and to provide for fair and equal treatment of all shareholders, in the event that an unsolicited attempt is made to acquire control of the Company.

We expect that the Rights Agreement will be used to protect our shareholders in the event of certain unsolicited attempts to acquire control of the Company, including a partial or two-tier tender offer that fails to treat all shareholders equally or a “creeping acquisition” by the purchase of Common Shares on the open market, and other acquisition tactics that the Board determines are abusive or unfair to shareholders or otherwise not in the best interests of the Company and its shareholders.

The Rights Agreement is an effective means of preventing an acquiror from taking advantage of the onset of adverse market conditions, short-term declines in the price of our Common Shares, or anticipated improvements in operating results before such improvements are fully reflected in the price of our Common Shares, any of which could allow a hostile acquiror to acquire control of the Company at a price that does not reflect our intrinsic value or long-term prospects.

A major function of the Rights Agreement is to give the Board a greater period of time to evaluate the adequacy of an acquisition proposal, investigate alternatives, solicit competitive proposals and take other steps necessary to maximize shareholder value.  The Rights Agreement also induces potential bidders to negotiate with the Board and thereby strengthens the Board’s bargaining position for the benefit of our shareholders.  The Board would be in a position to evaluate any proposed combination in light of the Company’s business plan and other strategic alternatives.

The Rights Agreement will not prevent all attempts to acquire control of the Company.  In responding to an acquisition proposal, the Board has a fiduciary obligation to act in the best interests of the Company and its shareholders.

Summary of the Rights Agreement

The following is a summary of the material terms of the Rights Agreement, reflecting the Proposed Amendment.  The statements below are only a summary and are qualified in their entirety by reference to the full text of the unamended Rights Agreement, which was filed as Exhibit 1 to the Form 8-A filed by the Company with the Securities and Exchange Commission on December 11, 1998, the full text of Amendment No. 1 to the Rights Agreement, which was filed as Exhibit 4.1 to the Form 8-K filed by the Company with the Securities and Exchange Commission on December 10, 2008, and the full text of the Proposed Amendment, which is filed as Annex B hereto.

The Rights

The Rights are presently attached to all certificates for Common Shares, and no separate Rights certificates have been distributed. The Rights will continue to be evidenced by common share certificates until the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an Acquiring Person) has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Shares (the date of the announcement being the Stock Acquisition Date) and (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person’s becoming an Acquiring Person (any such earlier date being a Distribution Date).

Until the Distribution Date, the Rights will trade only with Common Shares and the transfer of any certificates for Common Shares will also constitute the transfer of the associated Rights. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights will be mailed to holders of Common Shares, and such certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date and will expire three years after the date of the Proposed Amendment, unless earlier redeemed or exchanged by the Company as described below.

“Flip-In Events”—Exercise of Rights for Shares of the Company

In the event that a person becomes an Acquiring Person, except pursuant to a “permitted offer” (meaning a tender or exchange offer for all outstanding Common Shares that at least a majority of the independent directors of the Company determines to be (i) at a price and on terms that are fair to the Company’s shareholders and (ii) otherwise in the best interests of the Company and its shareholders), each holder of a Right (other than the Acquiring Person) will thereafter have the right to receive, upon exercise of such Right, a number of Common Shares having a Current Market price (as defined in the Rights Agreement) equal to two times the exercise price of the Right.  However, Rights are not exercisable following the occurrence of such event until such time as the Rights are no longer redeemable by the Company as described below.

If a person becomes an Acquiring Person, the Board may, under certain circumstances, exchange one common share for each Right (other than Rights held by the Acquiring Person).

“Flip-Over Events”—Exercise of Rights for Shares of an Acquiring Company

In the event that, at any time on or after the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction, or (ii) 50% or more of the Company’s assets or earning power is sold or transferred, each holder of a Right (other than the Acquiring Person) shall thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a Current Market Price equal to two times the exercise price of the Right.

Adjustment to Purchase Price

Each of the purchase price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (such as for dividends, distributions, stock splits and reclassifications).

Redemption of Rights

At any time until ten days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right.

In addition, if the Company receives a “qualified offer” (meaning a tender offer which, among other things, in the determination of the Board (a) is a fully financed all-cash offer for all Common Shares at a price per share greater than the higher of (i) the highest reported per share market price in the immediately preceding 24 months and (ii) the amount that is 25% higher than the average closing price for Common Shares over the prior 30 trading days, (b) commits the offeror to buy all other Common Shares for the same consideration paid pursuant to the offer and (c) is otherwise in the best interests of the Company and its shareholders) and the Company does not thereafter redeem the Rights within 90 business days, the holders of at least 10% of the outstanding Common Shares may request a special meeting of the Company’s shareholders to consider a required redemption of the Rights. If either (i) the special meeting is not held within 90 business days following the request, or (ii) at the special meeting, the holders of a majority of the outstanding Common Shares vote in favor of the redemption resolution, then all of the Rights will be deemed redeemed at the redemption price.

Amendment

The Rights Agreement may (other than the provision establishing the Redemption Price) be amended prior to the Distribution Date in any manner. The Rights Agreement may also be amended after the Distribution Date, but only to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely affect the interests of holders of Rights, or to shorten or lengthen any time period.

Effect of Approval and Non-Approval

The affirmative vote of the majority of the votes cast at the Annual Meeting by holders of Common Shares entitled to vote is required to approve and amend the Rights Agreement. If the Rights Agreement as it is proposed to be amended is approved, the Company will enter into the Proposed Amendment promptly after the Meeting. Should the shareholders not approve the Rights Agreement as it is proposed to be amended, the Board intends to reevaluate the Rights Agreement and determine whether it believes the Rights Agreement continues to be in the shareholders’ best interests. The Board may, as a result of such reevaluation and determination, terminate the Rights Agreement, modify the terms of the Rights Agreement or allow the Rights Agreement to remain in place without change, among other actions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE RIGHTS AGREEMENT AND THE PROPOSED AMENDMENT.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed KPMG LLP as the independent public accounting firm of the Company for the year ending December 31, 2010. The shareholders will be asked to ratify the appointment of KPMG LLP at the Meeting. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote and present, in person or represented by proxy, at the Meeting. Representatives of KPMG LLP will be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT TO SHAREHOLDERS

The Audit Committee of the Board is responsible for providing independent, objective oversight of management’s conduct of the Company’s financial reporting process (including management’s development and maintenance of systems of internal accounting and financial controls). The Audit Committee operates under a written charter, previously approved by the Board. The Audit Committee met twelve times during 2009 and each member attended at least 75% of the meetings during the period in which he or she was a member of such committee. The meetings were designed to facilitate and encourage communication between members of the Audit Committee and management as well as private communication between the members of the Audit Committee and our internal auditors, and our independent registered public accounting firm, KPMG LLP.

Management is responsible for the Company’s internal controls and financial reporting process. In carrying out its oversight responsibilities, the Audit Committee has sole authority for selection and retention of the Company’s independent accountants, subject to annual shareholder ratification. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management, our internal auditor and KPMG LLP to review and discuss the December 31, 2009 audited financial statements and matters related to Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committee. The Audit Committee also received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent accountants that firm’s independence.

The Audit Committee currently is composed of three non-employee directors, each of whom is an “independent director” under the rules of the NYSE governing the qualifications of the members of audit committees. Mr. Dawson and Mr. Williams qualify as “audit committee financial experts” under the rules of the SEC. Please see the information under the caption “Nominees for Election” for Mr. Dawson and Mr. Williams’ financial experience.

Based upon the Audit Committee’s review of the audited consolidated financial statements, discussions with management, our internal auditor and the independent accountants, and the Audit Committee’s review of the representations of management and discussions with the independent accountants as set forth above, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 1, 2010.

The following table presents fees for professional services provided by KPMG LLP for 2009 and 2008, all of which were pre-approved by the Audit Committee.

	2009	2008
Audit Fees (1)	$2,065,887	$2,400,392
Audit-Related Fees (2)	25,169	—
Tax Fees (3)	299,154	328,758
All other fees (4)	—	7,500
Total fees	$2,390,210	$2,736,650

(1) Includes fees billed for professional services rendered by KPMG LLP for the audit of our annual financial statements for the years ended December 31, 2009 and 2008, the reviews of the condensed financial statements included in our quarterly reports on Forms 10-Q for the years ended December 31, 2009 and 2008, the audit of the Company’s internal control over financial reporting and the effectiveness of internal control over financial reporting, statutory audits required internationally and services rendered by KPMG LLP related to regulatory filings with the Securities and Exchange Commission.

(2) Includes fees billed for professional services rendered by KPMG LLP for agreed upon procedures in 2009. There were no other audit-related fees billed by KPMG LLP in 2008.

(3) Includes fees billed for professional services rendered by KPMG LLP for domestic and international income tax planning, compliance, expatriate and executive tax work, and tax work related to foreign entity statutory audits.

(4) Includes fees billed for professional services rendered by KPMG LLP for compilation of statutory financial statements in 2008. There were no other fees billed by KPMG LLP in 2009 for other professional services.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a specific policy for pre-approval of services to be provided by the Company’s independent registered public accounting firm. Under the policy, in addition to the annual audit engagement terms and fees, the Audit Committee pre-approves specific types of audit, audit-related, tax and non-audit services to be performed by the independent registered public accounting firm throughout the year, as well as fee ranges for each specific service, based on the Audit Committee’s determination that the provision of the services would not be likely to impair the accounting firm’s independence. Unless a type of service to be provided by the independent registered public accountant has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. The pre-approval is effective for 12 months from the date of pre-approval, unless the Audit Committee specifically approves the provision of such services for a different period. The policy permits the Audit Committee to delegate pre-approval authority to one or more of its members to ensure prompt handling of unexpected matters, with such delegated pre-approvals to be reported to the Audit Committee at its next meeting. The policy also contains a list of prohibited non-audit services and requires that the independent registered public accounting firm ensure that all audit and non-audit services provided to the Company have been pre-approved by the Audit Committee or its designee.

The Audit Committee of the Company’s Board has considered whether the services provided by KPMG LLP as they related to other non-audit services are compatible with maintaining the accounting firm’s independence. The Audit Committee has determined that provision of those services is compatible with maintaining the independence of KPMG LLP as the Company’s registered public accounting firm.

SUBMITTED BY THE AUDIT COMMITTEE OF
THE COMPANY’S BOARD OF DIRECTORS

Michael R. Dawson, Chair
Douglas G. Duncan
Clay C. Williams

EXPENSES OF SOLICITATION

The cost of soliciting proxies on behalf of the Board will be borne by the Company. Solicitations of proxies are being made by the Company through the mail and may also be made in person or by telephone. Directors and employees of the Company may be utilized in connection with such solicitations and no additional compensation will be paid to such individuals. In addition, management has retained _____________ to assist in soliciting proxies for a fee of approximately $______, plus reasonable out-of-pocket expenses. The Company also will request brokers and nominees to forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons and will reimburse them for their reasonable forwarding expenses.

DATE OF SUBMISSION OF SHAREHOLDER PROPOSALS

In order for proposals submitted by the shareholders of the Company pursuant to Rule 14a-8 of the General Rules and Regulations under the Exchange Act to be included in the Company’s proxy statement and form of proxy relating to the 2011 Annual Meeting of the Shareholders, such proposals must be received at the Company’s principal executive offices no later than December 2, 2010. A shareholder choosing not to use the procedures established in Rule 14a-8 but wishing to submit a proposal at the Company’s 2010 Annual Meeting of the Shareholders must deliver the proposal at the Company’s principal executive offices no later than January 31, 2011.

INTERNET AVAILABILITY OF PROXY MATERIALS AND ANNUAL REPORT

This Proxy Statement and the Company’s 2009 Annual Report are available at http://www.bench.com/viewer/investor_annual_reports.asp.

FORM 10-K

A copy of our 2009 Annual Report to Shareholders, which excludes exhibits, but includes our financial statements for fiscal year 2009, is enclosed with this Proxy Statement. The Company’s Annual Report on Form 10-K, including all exhibits, has been filed with the SEC. Upon payment of the Company’s reasonable expenses, the Company will furnish a copy of any exhibit to the Form 10-K to any shareholder who makes a written request therefore to Investor Relations, Benchmark Electronics, Inc., 3000 Technology Drive, Angleton, Texas 77515.

OTHER MATTERS

The Board does not intend to bring any other matter before the Meeting and has not been informed that any other matter is to be presented by others. If any other matter properly comes before the Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By order of the Board of Directors,

/s/ Kenneth S. Barrow
Kenneth S. Barrow
Secretary

BENCHMARK ELECTRONICS, INC.
PROXY STATEMENT

ANNEX A

BENCHMARK ELECTRONICS, INC.
2010 OMNIBUS INCENTIVE COMPENSATION PLAN

Purpose.  The purpose of this Benchmark Electronics, Inc. 2010 Omnibus Incentive Compensation Plan (the “Plan”) is to promote the interests of Benchmark Electronics, Inc. and its shareholders by (a) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company (as defined below) and its Affiliates (as defined below) and (b) enabling such individuals to participate in the growth and financial success of the Company.   This Plan is intended to replace the Benchmark Electronics, Inc. 2000 Stock Awards Plan (the “Prior Plan”), which Prior Plan shall be automatically terminated and replaced and superseded by this Plan on the date on which this Plan is approved by the Company’s shareholders, except that any awards granted under the Prior Plan shall remain in effect pursuant to their terms.

Definitions.  As used herein, the following terms shall have the meanings set forth below:

“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and/or (b) any entity in which the Company has a significant equity interest, in either case, as determined by the Committee.

“Award” means any award that is permitted under Section 6 and granted under the Plan.

“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, which may (but need not) require execution or acknowledgment by a Participant.

“Board” means the Board of Directors of the Company.

“Cash Incentive Award” means an Award granted pursuant to Section 6(g).

“Change of Control” shall (a) have the meaning set forth in an Award Agreement or (b) if there is no definition set forth in an Award Agreement, mean the occurrence of any of the following events:

(i)  during any period of 24 consecutive calendar months, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by the Company’s shareholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as such term is used in Section 13(d) of the Exchange Act) (a “Person”), in each case, other than the management of the Company or the Board;

(ii)   the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable, or the sale or other disposition of all or substantially all the assets of the Company to an entity that is not an Affiliate (each of the foregoing events being hereinafter referred to as a “Reorganization”), in each case, unless, immediately following such Reorganization, (1) all or substantially all the individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of the securities eligible to vote for the election of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Company”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization, of the outstanding Company Voting Securities (excluding, for purposes of determining such proportions, any outstanding voting securities of the Continuing Company that such beneficial owners hold immediately following the consummation of the Reorganization as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization other than the Company), (2) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Company or any corporation controlled by the Continuing Company) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities of the Continuing Company and (3) at least a majority of the members of the board of directors of the Continuing Company (or equivalent body) were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization;

(iii)  the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company unless such liquidation or dissolution is part of a transaction or series of transactions described in paragraph (ii) above that does not otherwise constitute a Change of Control; or

(iv)  any Person, corporation or other entity or “group” (as used in Section 14(d)(2) of the Exchange Act) (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate or (C) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the voting power of the Company Voting Securities) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (iv), the following acquisitions shall not constitute a Change of Control:  (x) any acquisition directly from the Company, (y) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or (z) any acquisition pursuant to a Reorganization that does not constitute a Change of Control for purposes of subparagraph (ii) above.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

“Committee” means the compensation committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan.

“Company” means Benchmark Electronics, Inc., a corporation organized under the laws of Texas, together with any successor thereto.

“Deferred Share Unit” means a deferred share unit Award that represents an unfunded and unsecured promise to deliver Shares in accordance with the terms of the applicable Award Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

“Exercise Price” means (a) in the case of Options, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (b) in the case of SARs, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the applicable Participant.

“Fair Market Value” means, except as otherwise provided in the applicable Award Agreement, (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to Shares as of any date, (i) the closing per-share sales price of the Shares (A) as reported by the NYSE for such date or (B) if the Shares are listed on any other national stock exchange, as reported on the stock exchange composite tape for securities traded on such stock exchange for such date or, with respect to each of clauses (A) and (B), if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

“Incentive Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) of the Plan and (b) is intended to qualify for special Federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

“Independent Director” means a member of the Board (a) who is neither an employee of the Company nor an employee of any Affiliate, and (b) who, at the time of acting, is a “Non-Employee Director” under Rule 16b-3.

“IRS” means the Internal Revenue Service or any successor thereto and includes the staff thereof.

“Nonqualified Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) of the Plan and (b) is not an Incentive Stock Option.

“NYSE” means the New York Stock Exchange.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.

“Participant” means any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or its Affiliates who is eligible for an Award under Section 5 and who is selected by the Committee to receive an Award under the Plan or who receives a Substitute Award pursuant to Section 4(c).

“Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 6(e) of the Plan.

“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award, Performance Unit or Cash Incentive Award under the Plan.

“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award, Performance Unit or Cash Incentive Award of a particular Participant, whether all, some portion but less than all, or none of such Award has been earned for the Performance Period.

“Performance Goal” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

“Performance Period” means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals shall  be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award, Performance Unit or Cash Incentive Award.

“Performance Unit” means an Award under Section 6(f) of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee or the Fair Market Value of Shares), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such Performance Goals during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.

“Plan” shall have the meaning specified in Section 1.

“Prior Plan” shall have the meaning specified in Section 1.

“Restricted Share” means a Share that is granted under Section 6(d) of the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

“RSU” means a restricted stock unit Award that is granted under Section 6(d) of the Plan and is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.

“Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SAR” means a stock appreciation right Award that is granted under Section 6(c) of the Plan and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.

“SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Shares” means shares of common stock of the Company, $0.10 par value, or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Committee pursuant to Section 4(b).

“Subsidiary” means any entity in which the Company, directly or indirectly, possesses 50% or more of the total combined voting power of all classes of its stock.

“Substitute Awards” shall have the meaning specified in Section 4(c).

“Substituted Options” shall have the meaning specified in Section 6(c)(v).

“Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

Administration.  a)Composition of Committee.  The Plan shall be administered by the Committee, which shall be composed of one or more directors, as determined by the Board; provided that, to the extent necessary to comply with the rules of the NYSE and Rule 16b-3 and to satisfy any applicable requirements of Section 162(m) of the Code and any other applicable laws or rules, the Committee shall be composed of two or more directors, all of whom shall be Independent Directors and all of whom shall (i) qualify as “outside directors” under Section 162(m) of the Code and (ii) meet the independence requirements of the NYSE.

Authority of Committee.  Subject to the terms of the Plan and applicable law, and in addition to the other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including the authority to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant, (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Awards, (v) determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (vi) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (viii) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (xi) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Committee Decisions.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any shareholder.

Indemnification.  No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder.  Each Covered Person shall be indemnified and held harmless by the Company from and against (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice.  The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Amended and Restated Articles of Incorporation or Amended and Restated Bylaws.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Restated Certificate of Incorporation or Restated Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

Delegation of Authority to Officers.  The Committee may delegate, on such terms and conditions as it determines in its sole and plenary discretion, to one or more officers of the Company the authority to make grants of Awards to officers (other than any officer subject to Section 16 of the Exchange Act), employees and consultants of the Company and its Affiliates (including any prospective officer (other than any such officer who is expected to be subject to Section 16 of the Exchange Act), employee or consultant) and all necessary and appropriate decisions and determinations with respect thereto.

Awards to directors.  Notwithstanding anything to the contrary contained herein, the Board may, in its sole and plenary discretion, at any time and from time to time, grant Awards to directors or administer the Plan with respect to such Awards.  In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.

Shares Available for Awards; Cash Payable Pursuant to Awards.  b)Shares and Cash Available.  Subject to adjustment as provided in Section 4(b), the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be equal to (i) 5,000,000 plus (ii) any Shares with respect to awards granted under the Prior Plan that are forfeited following the date that the Plan is approved by the Company’s shareholders (such sum, the “Plan Share Limit”), of which 2,500,000 Shares may be delivered pursuant to Incentive Stock Options granted under the Plan.  Subject to adjustment as provided in Section 4(b), (x) each Share with respect to which an Option or stock-settled SAR is granted under the Plan shall reduce the Plan Share Limit by one Share and (y) each Share with respect to which any other Award denominated in Shares is granted under the Plan shall reduce the Plan Share Limit by 1.53 Shares.  Upon grant of a stock-settled SAR, each Share with respect to which such stock-settled SAR is exercisable shall be counted as one Share against the  Plan Share Limit, regardless of the number of Shares actually delivered upon settlement of such stock-settled SAR.  Awards that are required to be settled in cash shall not reduce the  Plan Share Limit.  If any Award granted under the Plan is (A) forfeited, or otherwise expires, terminates or is canceled without the delivery of all Shares subject thereto, or (B) is settled other than by the delivery of Shares (including, without limitation, cash settlement), then, in the case of clauses (A) and (B), the number of Shares subject to such Award that were not issued with respect to such Award shall not be treated as issued hereunder and the Plan Share Limit shall be increased by the number of Shares by which the Plan Share Limit was reduced upon issuance of such Award.  Notwithstanding the foregoing, the Plan Share Limit shall not be increased as a result of the surrender or tender of Shares to the Company in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award.  Subject to adjustment as provided in Section 4(b), (1) in the case of Awards that are settled in Shares, the maximum aggregate number of Shares with respect to which Awards may be granted to any Participant in any fiscal year of the Company under the Plan shall be 200,000 (each such Share counting as one Share for purposes of this clause (1)), and (2) in the case of Awards that are settled in cash based on the Fair Market Value of a Share, the maximum aggregate amount of cash that may be paid pursuant to Awards granted to any Participant in any fiscal year of the Company under the Plan shall be equal to the per-Share Fair Market Value as of the relevant vesting, payment or settlement date multiplied by the number of Shares described in the preceding clause (1).  In the case of all Awards other than those described in the preceding sentence, the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than Shares that may be paid or delivered pursuant to Awards under the Plan to any Participant in any fiscal year of the Company shall be equal to $4,000,000.

Adjustments for Changes in Capitalization and Similar Events. c) In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off, the Committee shall, in the manner determined by the Committee to be appropriate or desirable, adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan (including pursuant to Incentive Stock Options) and (2) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company, in each case, as provided in Section 4(a), and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the Exercise Price, if applicable, with respect to any Award.

In the event that the Committee determines that any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may (A) in such manner as it may deem appropriate or desirable, adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (X) the Plan Share Limit and (Y) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company, in each case, as provided in Section 4(a), and (2) the terms of any outstanding Award, including (X) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (Y) the Exercise Price, if applicable, with respect to any Award, (B) if deemed appropriate or desirable by the Committee, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (C) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or SAR having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

Substitute Awards.  Subject to the restrictions on “repricing” of Options and SARs as set forth in Section 7(b), Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Substitute Awards”); provided, however, that in no event may any Substitute Award be granted in a manner that would violate the prohibitions on repricing of Options and SARSs, as set forth in clauses (i), (ii), and (iii) of Section 7(b).  The number of Shares underlying any Substitute Awards shall be counted against the Plan Share Limit; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall not be counted against the Plan Share Limit; provided further, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Sections 421 and 422 of the Code that were previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall be counted against the maximum aggregate number of Shares available for Incentive Stock Options under the Plan.

Sources of Shares Deliverable Under Awards.  Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

Eligibility.  Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or any of its Affiliates shall be eligible to be designated a Participant.

Awards.  d)Types of Awards.  Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Performance Compensation Awards, (vi) Performance Units, (vii) Cash Incentive Awards, (viii) Deferred Share Units and (ix) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company.  Awards may be granted in tandem with other Awards.  No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code.

Options.  e)Grant.  Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Options shall be granted, (B) subject to Section 4(a), the number of Shares subject to Options to be granted to each Participant, (C) whether each Option shall be an Incentive Stock Option or a Nonqualified Stock Option and (D) the conditions and limitations applicable to the vesting and exercise of each Option.  In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time.  All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option.  If an Option is intended to be an Incentive Stock Option, and if, for any reason, such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options.

Exercise Price.  The Exercise Price of each Share covered by an Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted); provided, however, in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the per-Share Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.  Options are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

Vesting and Exercise.  Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter.  Except as otherwise specified by the Committee in the applicable Award Agreement, an Option may only be exercised to the extent that it has already vested at the time of exercise.  Except as otherwise specified by the Committee in the Award Agreement, Options shall become vested and exercisable with respect to 25% of the Shares subject to such Options on each of the first four anniversaries of the date of grant.  An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment pursuant to Section 6(b)(iv) for the Shares with respect to which the Award is exercised has been received by the Company.  Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option.  The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any conditions relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

Payment.  i)No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has paid to the Company (or the Company has withheld in accordance with Section 9(d)) an amount equal to any Federal, state, local and foreign income and employment taxes required to be withheld.  Such payments may be made in cash (or its equivalent) or, in the Committee’s sole and plenary discretion, (1) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest), (2) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Exercise Price or (3) through any other method (or combination of methods) as approved by the Committee; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company, together with any Shares withheld by the Company in accordance with Section 9(d), as of the date of such tender, is at least equal to such aggregate Exercise Price and the amount of any Federal, state, local or foreign income or employment taxes required to be withheld, if applicable.

Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

Expiration.  Except as otherwise set forth in the applicable Award Agreement, each Option shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the Option is granted and (B) (i) in the case of Participants who are not directors, three months after the date the Participant who is holding the Option ceases to be an officer, employee or consultant of the Company or one of its Affiliates or (ii) in the case of Participants who are directors, two years after the date the Participant who is holding the Option ceases to be a director of the Company or one of its Affiliates.  In no event may an Option be exercisable after the tenth anniversary of the date the Option is granted.

SARs.  f)Grant.  Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom SARs shall be granted, (B) subject to Section 4(a), the number of SARs to be granted to each Participant, (C) the Exercise Price thereof and (D) the conditions and limitations applicable to the exercise thereof.

Exercise Price.  The Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted).  SARs are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

Exercise.  A SAR shall entitle the Participant to receive an amount upon exercise equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof.  The Committee shall determine, in its sole and plenary discretion, whether a SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing.

Other Terms and Conditions.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR; provided, however, that in no event may any SAR be exercisable after the tenth anniversary of the date the SAR is granted.  Except as otherwise specified by the Committee in the Award Agreement, SARs shall become vested with respect to 25% of the Shares subject to such SARs on each of the first four anniversaries of the date of grant.  Any determination by the Committee that is made pursuant to this Section 6(c)(iv) may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised thereafter.

Restricted Shares and RSUs.  g)Grant.  Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Restricted Shares and RSUs shall be granted, (B) subject to Section 4(a), the number of Restricted Shares and RSUs to be granted to each Participant, (C) the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company and (D) the other terms and conditions of such Awards.

Transfer Restrictions.  Restricted Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement; provided, however, that the Committee may, in its discretion, determine that Restricted Shares and RSUs may be transferred by the Participant for no consideration.  Restricted Shares may be evidenced in such manner as the Committee shall determine.  If certificates representing Restricted Shares are registered in the name of the applicable Participant, such certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse.

Payment/Lapse of Restrictions.  Each RSU shall be granted with respect to one Share or shall have a value equal to the Fair Market Value of one Share.  RSUs shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole and plenary discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.  Except as otherwise specified by the Committee in the Award Agreement, Restricted Shares and RSUs shall become vested with respect to 25% of the Shares subject to such Awards on each of the first four anniversaries of the date of grant.  If a Restricted Share or an RSU is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, unless the grant of such Restricted Share or RSU is contingent on satisfaction of the requirements for the payment of “qualified performance-based compensation” under Section 162(m) of the Code (whether pursuant to Section 6(e) of this Plan or any other plan), all requirements set forth in Section 6(e) must be satisfied in order for the restrictions applicable thereto to lapse.

Performance Compensation Awards.  i)General.  The Committee shall have the authority, at the time of grant of any Award, to designate such Award (other than an Option or SAR) as a Performance Compensation Award in order for such Award to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.  Options and SARs granted under the Plan shall not be included among Awards that are designated as Performance Compensation Awards under this Section 6(e).

Eligibility.  The Committee shall, in its sole discretion, designate within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants shall be eligible to receive Performance Compensation Awards in respect of such Performance Period.  However, designation of a Participant as eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle such Participant to receive payment in respect of any Performance Compensation Award for such Performance Period.  The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 6(e).  Moreover, designation of a Participant as eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant as eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

Discretion of Committee with Respect to Performance Compensation Awards.  With regard to a particular Performance Period, the Committee shall have full discretion to select (A) the length of such Performance Period, (B) the type(s) of Performance Compensation Awards to be issued, (C) the Performance Criteria that shall be used to establish the Performance Goal(s), (D) the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply to the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and (E) the Performance Formula.  Within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

Performance Criteria.  Notwithstanding the foregoing, the Performance Criteria that shall be used to establish the Performance Goal(s) with respect to Performance Compensation Awards shall be based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and shall be limited to the following:  (A) share price, (B) net income or earnings before or after taxes (including earnings before interest, taxes, depreciation and/or amortization), (C) operating income, (D) earnings per share (including specified types or categories thereof), (E) cash flow (including specified types or categories thereof), (F) cash flow return on capital, (G) revenues (including specified types or categories thereof), (H) return measures (including specified types or categories thereof), (I) sales or product volume, (J) working capital, (K) gross or net profitability/profit margins, (L) objective measures of productivity or operating efficiency, (M) costs (including specified types or categories thereof), (N) budgeted expenses (operating and capital), (O) market share (in the aggregate or by segment), (P) level or amount of acquisitions, (Q) economic value-added, (R) enterprise value, (S) book value and (T) customer satisfaction survey results.  Such Performance Criteria may be applied on an absolute basis, be relative to one or more peer companies of the Company or indices or any combination thereof or, if applicable, be computed on an accrual or cash accounting basis.  To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the Performance Criteria it selects to use for such Performance Period.

Modification of Performance Goals.  The Committee is authorized at any time during the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or such shorter period, if applicable) would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code), in its sole and plenary discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (A) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal) or (B) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or the financial statements of the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

Payment of Performance Compensation Awards.  (1)Condition to Receipt of Payment.  A  Participant must be employed by the Company or one of its Subsidiaries on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.  Notwithstanding the foregoing and to the extent permitted by Section 162(m) of the Code, in the discretion of the Committee, Performance Compensation Awards may be paid to Participants who have retired or whose employment has terminated prior to the last day of the Performance Period for which a Performance Compensation Award is made, or to the designee or estate of a Participant who died prior to the last day of a Performance Period.

Limitation.  Except as otherwise permitted by Section 162(m) of the Code, a Participant shall be eligible to receive payments in respect of a Performance Compensation Award only to the extent that (1) the Performance Goal(s) for the relevant Performance Period are achieved and certified by the Committee in accordance with Section 6(e)(vi)(C) and (2) the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant’s Performance Compensation Award has been earned for such Performance Period.

Certification.  Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula.  The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 6(e)(vi)(D).

Negative Discretion.  In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may, in its sole and plenary discretion, reduce or eliminate the amount of the Award earned in the Performance Period, even if applicable Performance Goals have been attained and without regard to any employment agreement between the Company and a Participant.

Discretion. Except as otherwise permitted by Section 162(m) of the Code, in no event shall any discretionary authority granted to the Committee by the Plan be used to (1) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, (2) increase a Performance Compensation Award for any Participant at any time after the first 90 days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m) of the Code) or (3) increase a Performance Compensation Award above the maximum amount payable under Section 4(a) of the Plan.

Form of Payment.  In the case of any Performance Compensation Award other than a Restricted Share, RSU or other equity-based Award that is subject to performance-based vesting conditions, such Performance Compensation Award shall be payable, in the discretion of the Committee, in cash or in Restricted Shares, RSUs or fully vested Shares of equivalent value and shall be paid on such terms as determined by the Committee in its discretion.  Any Restricted Shares and RSUs shall be subject to the terms of this Plan (or any successor equity-compensation plan) and any applicable Award Agreement.  The number of Restricted Shares, RSUs or Shares that is equivalent in value to a dollar amount shall be determined in accordance with a methodology specified by the Committee within the first 90 days of the relevant Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code).

Performance Units.  ii)Grant.  Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Performance Units shall be granted.

Value of Performance Units.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.  The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met during a Performance Period, shall determine in accordance with Section 4(a) the number and/or value of Performance Units that shall be paid out to the Participant.

Earning of Performance Units.  Subject to the provisions of the Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding Performance Goals have been achieved.

Form and Timing of Payment of Performance Units.  Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period.  Such Shares may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Committee.  The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the applicable Award Agreement.  If a Performance Unit is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for a Participant to be entitled to payment.

Cash Incentive Awards.  Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, shall have the authority to grant Cash Incentive Awards.  Subject to Section 4(a), the Committee shall establish Cash Incentive Award levels to determine the amount of a Cash Incentive Award payable upon the attainment of Performance Goals.  If a Cash Incentive Award is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for a Participant to be entitled to payment.

Other Stock-Based Awards.  Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (including Deferred Share Units and fully vested Shares) (whether payable in cash, equity or otherwise) in such amounts and subject to such terms and conditions as the Committee shall determine, provided that any such Awards must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law.

Dividends and Dividend Equivalents.  In the sole and plenary discretion of the Committee, an Award, other than an Option or SAR or a Cash Incentive Award, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole and plenary discretion, including, without limitation, (A) payment directly to the Participant, (B) withholding of such amounts by the Company subject to vesting of the Award or (C) reinvestment in additional Shares, Restricted Shares or other Awards; provided, however, that a Participant shall be eligible to receive dividends or dividend equivalents in respect of any Award that is payable upon the achievement of Performance Goal(s) only to the extent that (1) the Performance Goal(s) for the relevant Performance Period are achieved and (2) the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Award has been earned for such Performance Period.

Amendment and Termination.  h)Amendments to the Plan.  Subject to any applicable law or government regulation, to any requirement that must be satisfied if the Plan is intended to be a shareholder-approved plan for purposes of Section 162(m) of the Code and to the rules of the NYSE or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified or terminated by the Board without the approval of the shareholders of the Company, except that shareholder approval shall be required for any amendment that would (i) increase the Plan Share Limit or increase the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan; provided, however, that any adjustment under Section 4(b) shall not constitute an increase for purposes of this Section 7(a), or (ii) change the class of employees or other individuals eligible to participate in the Plan.  No amendment, modification or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofor have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement.

Amendments to Awards.  The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofor granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofor granted shall not to that extent be effective without the consent of the applicable Participant, holder or beneficiary.  Notwithstanding the preceding sentence, in no event may any Option or SAR (i) be amended to decrease the Exercise Price thereof, (ii) be cancelled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another Option or SAR or any Restricted Share, RSU, other equity-based Award, award under any other equity-compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancellation or action is approved by the Company’s shareholders.   For the avoidance of doubt, an adjustment to the Exercise Price of an Option or SAR that is made in accordance with Section 4(b) or Section 8 shall not be considered a reduction in Exercise Price or “repricing” of such Option or SAR.

Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  Subject to Section 6(e)(v) and the penultimate sentence of Section 7(b), the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) or the occurrence of a Change of Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event, (ii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (iii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by canceling and terminating any Option or SAR having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

Change of Control.  Unless otherwise provided in the applicable Award Agreement, in the event of a Change of Control after the date of the adoption of the Plan, unless provision is made in connection with the Change of Control for (a) assumption of Awards previously granted or (b) substitution for such Awards of new awards covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and the Exercise Prices, if applicable, (i) any outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control, (ii) all Performance Units, Cash Incentive Awards and Awards designated as Performance Compensation Awards shall be paid out as if the date of the Change of Control were the last day of the applicable Performance Period and “target” performance levels had been attained and (iii) all other outstanding Awards (i.e., other than Options, SARs, Performance Units, Cash Incentive Awards and Awards designated as Performance Compensation Awards) then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture, shall automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change of Control.

General Provisions.  2)Nontransferability.  Except as otherwise specified in the applicable Award Agreement, during the Participant’s lifetime each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (ii) the Board or the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability; provided, however, that Incentive Stock Options granted under the Plan shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations and in no event may any Award (or any rights and obligations thereunder) be transferred in any way in exchange for value.  All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.

No Rights to Awards.  No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards.  The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

Share Certificates.  All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the NYSE or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Withholding.  (i)  Authority to Withhold.  A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.

(ii)  Alternative Ways to Satisfy Withholding Liability.  Without limiting the generality of clause (i) above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest) having a Fair Market Value equal to such withholding liability or, at the discretion of the Participant, by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option or SAR, or the lapse of the restrictions on any other Award (in the case of SARs and other Awards, if such SARs and other Awards are settled in Shares), a number of Shares having a Fair Market Value equal to such withholding liability.

Section 409A. (iii)  It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment.  Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.

If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period.  Such amount shall be paid without interest, unless otherwise determined by the Committee, in its sole discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant.

Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code.  In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

Award Agreements.  Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares, other types of equity-based awards (subject to shareholder approval if such approval is required) and cash incentive awards, and such arrangements may be either generally applicable or applicable only in specific cases.

No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board.  Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any directorship or consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

No Rights as Shareholder.  No Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares.  In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a shareholder (including the right to vote) in respect of such Restricted Shares.  Except as otherwise provided in Section 4(b), Section 7(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Texas, without giving effect to the conflict of laws provisions thereof.

Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

Other Laws; Restrictions on Transfer of Shares.  The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.  Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal and any other applicable securities laws.

No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other.  To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision.  No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election.  If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the IRS or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or any other applicable provision.

Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.  If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.

Headings and Construction.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.  Whenever the words “include”, “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “but not limited to”.

Term of the Plan.  (e)  Effective Date.  The Plan shall be effective as of the date of its adoption by the Board and approval by the Company’s shareholders.

Expiration Date.  No Award shall be granted under the Plan after the tenth anniversary of the date the Plan is approved by the Company’s shareholders under Section 10(a).  Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.

BENCHMARK ELECTRONICS, INC.
PROXY STATEMENT

ANNEX B

AMENDMENT NO. 2 TO RIGHTS AGREEMENT

AMENDMENT NO. 2 (this “Amendment”) dated as of [                    ], 2010, to the Rights Agreement dated as of December 11, 1998, as amended by Amendment No. 1 dated as of December 10, 2008 (as amended, the “Rights Agreement”), between BENCHMARK ELECTRONICS, INC., a Texas corporation (the “Company”), and COMPUTERSHARE TRUST COMPANY, N.A., a national banking association, as rights agent (as successor rights agent to Harris Trust and Savings Bank) (the “Rights Agent”).

WHEREAS, the Board of Directors of the Company has determined to amend the Rights Agreement in order to change the Final Expiration Date (as defined in the Rights Agreement) and to make certain other changes, all as set forth below; and

WHEREAS, the Company has directed the Rights Agent to enter into this Amendment pursuant to Section 27 of the Rights Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.  Amendments to Section 1.

(a)  The definition of “Acquiring Person” set forth in Section 1 of the Rights Agreement is hereby amended by deleting each reference to “15%” set forth therein and substituting therefor “20%”.

(b)  The definition of “Distribution Date” set forth in Section 1 of the Rights Agreement is hereby amended by inserting the parenthetical “(other than a Qualified Offer)” immediately after the words “a tender or exchange offer”.

(c)  The definition of “Final Expiration Date” set forth in Section 1 of the Rights Agreement is hereby amended by deleting the date “December 11, 2018” set forth therein and substituting therefor the date “[                    ], 2013”.1

(d)  Section 1 of the Rights Agreement is hereby amended by inserting the following definition in appropriate alphabetical order:

“‘Qualified Offer’ shall mean an offer determined by the Board of Directors of the Company to have each of the following characteristics:

(i) a fully financed all-cash tender offer for any and all of the outstanding shares of Common Stock (whether such shares are outstanding at the commencement of the offer or become outstanding thereafter upon the exercise or conversion of options or other securities that are outstanding at the commencement of the offer);

1 To be the date that is three years after the date of this Amendment.

(ii) an offer that has been commenced and is made by an offeror (including Affiliates or Associates of such offeror) that beneficially owns no more than 10% of the outstanding Common Stock as of the date of such commencement;

(iii) an offer whose per share offer price is greater than the higher of (a) the highest reported per share market price for Common Stock in the immediately preceding 24 months and (b) the amount that is 25% higher than the Current Market Price per share of Common Stock;

(iv) an offer that, within 20 Business Days after the commencement date of the offer (or within 10 Business Days after any increase in the offer consideration), does not result in a nationally recognized investment banking firm retained by the Board of Directors of the Company rendering an opinion to the Board of Directors of the Company that the consideration being offered to the holders of the Common Stock is either inadequate or unfair;

(v) an offer that is subject only to the minimum tender condition described below in item (vii) of this definition and other customary terms and conditions, which conditions shall not include any financing, funding or similar condition or any requirements with respect to the offeror or its agents or any other Person being permitted any due diligence with respect to the books, records, management, accountants and other outside advisors of the Company;

(vi) an offer pursuant to which the Company has received an irrevocable written commitment of the offeror that the offer will remain open for at least 120 Business Days and, if a Special Meeting is duly requested in accordance with Section 23(c), for at least 10 Business Days after the date of the Special Meeting or, if no Special Meeting is held within 90 Business Days following receipt of the Special Meeting Notice in accordance with Section 23(c), for at least 10 Business Days following such 90 Business Day period;

(vii) an offer that is conditioned on a minimum of at least two-thirds of the outstanding shares of Common Stock being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable;

(viii) an offer pursuant to which the Company has received an irrevocable written commitment by the offeror to consummate as promptly as practicable upon successful completion of the offer a second-step transaction whereby all shares of the Common Stock not tendered into the offer will be acquired at the same consideration per share actually paid pursuant to the offer, subject to statutory appraisal rights, if any; and

(ix) an offer that is otherwise in the best interests of the Company and its shareholders.

For purposes of this definition and related provisions of this Agreement, (a) ‘commencement’ and ‘commenced’ shall have the meanings given to such terms pursuant to Rule 14d-2(a) under the Exchange Act and (b) ‘fully financed’ shall mean that the offeror has sufficient funds for the offer and related expenses which shall be evidenced by (x) firm, unqualified, written commitments from responsible financial institutions having the necessary financial capacity, accepted by the offeror, to provide funds for such offer subject only to customary terms and conditions, which conditions shall not include any requirements with respect to such financial institutions or any other Person being permitted any due diligence with respect to the books, records, management, accountants and other outside advisors of the Company, (y) cash or cash equivalents then available to the offeror, set apart and maintained solely for the purpose of funding the offer with an irrevocable written commitment being provided by the offeror to the Board of Directors of the Company to maintain such availability until the offer is consummated or withdrawn, or (z) a combination of the foregoing, which evidence in each case has been provided to the Company prior to, or upon, commencement of the offer.  In considering whether the condition set forth in item (ix) above is satisfied, the Board of Directors of the Company may take into account the factors set forth in Article 13.06 of the Texas Business Corporation Act as in effect on the date of this Agreement and any other factors it deems relevant.

If an offer becomes a Qualified Offer in accordance with this definition, but subsequently ceases to be a Qualified Offer as a result of the failure at a later date to continue to satisfy any of the requirements of this definition, such offer shall cease to be a Qualified Offer and the provisions of Section 23(c) shall no longer be applicable to such offer, provided the actual redemption of the Rights pursuant to Section 23(c) shall not already have occurred.”

Section 2.  Amendments to Section 23.

(a)  Section 23(b) of the Rights Agreement is hereby amended by inserting the words “or the effectiveness of the redemption of the Rights pursuant to Section 23(c)” immediately after the parenthetical therein.

(b)  Section 23 of the Rights Agreement is hereby amended by inserting the following new Section 23(c):

“(c) In the event that the Company, not earlier than 90 Business Days nor later than 120 Business Days following the commencement of a Qualified Offer, which has not been terminated prior thereto and which continues to be a Qualified Offer, receives a written notice complying with the terms of this Section 23(c) (the ‘Special Meeting Notice’) that is properly executed by the holders of record (or their duly authorized proxy) of at least 10% of the shares of Common Stock then outstanding directing the Board of Directors of the Company to submit to a vote of shareholders at a special meeting of the shareholders of the Company (a ‘Special Meeting’) a resolution authorizing the redemption of all but not less than all of the then outstanding Rights at the Redemption Price (the ‘Redemption Resolution’), then the Board of Directors of the Company shall take such actions as are necessary or desirable to cause the Redemption Resolution to be submitted to a vote of the shareholders of the Company, by including a proposal relating to adoption of the Redemption Resolution in the proxy materials of the Company for the Special Meeting.  For purposes of a Special Meeting Notice, the record date for determining eligible holders of record shall be the 90th Business Day following the commencement of a Qualified Offer.  Any Special Meeting Notice must be delivered to the Secretary of the Company at the principal executive offices of the Company and must set forth as to the shareholders of record executing the request (i) the name and address of such shareholders, as they appear on the Company’s books and records, (ii) the class and number of shares of Common Stock which are owned of record by each of such shareholders and (iii) in the case of Common Stock that is owned beneficially by another Person, an executed certification by the holder of record that such holder has executed such Special Meeting Notice only after obtaining instructions to do so from such beneficial owner.  Subject to the requirements of applicable law, the Board of Directors of the Company may take a position in favor of or opposed to the adoption of the Redemption Resolution, or no position with respect to the Redemption Resolution, as it determines to be appropriate in the exercise of its duties.  In the event that no Person has become an Acquiring Person prior to the redemption date referred to in this Section 23(c), and the Qualified Offer continues to be a Qualified Offer and either (i) the Special Meeting is not held on or prior to the 90th Business Day following receipt of the Special Meeting Notice, or (ii) at the Special Meeting, the holders of a majority of the shares of Common Stock outstanding as of the record date for the Special Meeting shall vote in favor of the Redemption Resolution, then all of the Rights shall be deemed redeemed by such failure to hold the Special Meeting or as a result of such shareholder action, as the case may be, at the Redemption Price, and the Board of Directors of the Company shall take such other action as would prevent the existence of the Rights from interfering with the consummation of the Qualified Offer, effective either (i) as of the Close of Business on the 90th Business Day following receipt of the Special Meeting Notice if a Special Meeting is not held on or prior to such date or (ii) as of the date on which the results of the vote on the Redemption Resolution at the Special Meeting are certified as official by the appointed inspectors of election for the Special Meeting, as the case may be.”

Section 3.  Amendments to Exhibit B.  Exhibit B to the Rights Agreement is hereby amended by deleting each reference to the date “December 11, 2018” set forth therein and substituting therefor the date “[                    ], 2013”.

Section 4.  Amendments to Exhibit C.  Exhibit C to the Rights Agreement is hereby amended by (a) deleting the reference to “15%” set forth therein and substituting therefor “20%”, (b) deleting the date “December 11, 2018” set forth in the third paragraph thereof and substituting therefor the date “[                    ], 2013”, (c) inserting the parenthetical “(other than a Qualified Offer (as defined in the Rights Agreement))” immediately after the words “a tender or exchange offer” and (d) amending and restating the tenth paragraph thereof in its entirety as follows:

“At any time until 10 days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the “Redemption Price”), payable, at the option of the Company, in cash, shares of Common Stock or such other consideration as the Board of Directors may determine.  In addition, not earlier than 90 business days nor later than 120 business days after the Company receives a Qualified Offer, the holders of record of 10% of the shares of Common Stock shall be entitled to deliver a written notice to the Company requesting a special meeting of the shareholders of the Company to vote upon a resolution authorizing the redemption of all but not less than all of the then outstanding Rights at the Redemption Price.  If either (i) the special meeting is not held on or prior to the 90th business day following receipt of the notice, or (ii) at the special meeting, the holders of a majority of the shares of Common Stock outstanding shall vote in favor of the redemption resolution, then all of the Rights shall be deemed redeemed at the Redemption Price.  Immediately upon the effectiveness of the action of the Board of Directors ordering redemption of the Rights or the effectiveness of the redemption of the Rights pursuant to the Qualified Offer redemption provisions, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.”

Section 5.  Certification.  The officer of the Company executing this Amendment on behalf of the Company hereby certifies on behalf of the Company that this Amendment complies with the terms of Section 27 of the Rights Agreement.

Section 6.  Governing Law.  This Amendment shall be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

Section 7.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 8.  Rights Agreement as Amended.  Upon the effectiveness of this Amendment, the term “Agreement” as used in the Rights Agreement shall refer to the Rights Agreement as amended hereby.

Section 9.  Ratification of Rights Agreement.  Except as otherwise expressly set forth herein, the Rights Agreement is hereby ratified and confirmed and remains in full force and effect as originally entered into as of December 11, 1998, and as amended as of December 10, 2008.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

BENCHMARK ELECTRONICS, INC.

by

Name: Cary T. Fu Title: Chief Executive Officer

Attest:

by

Name: Kenneth S. Barrow Title: Secretary

COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent

by

Name: Title:

Attest:

by

Name: Title:

PROXY	BENCHMARK ELECTRONICS, INC.	PROXY

2010 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 18, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The 2010 Annual Meeting of Shareholders of Benchmark Electronics, Inc. (the “Company”) will be held at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas on Tuesday, May 18, 2010, beginning at 10:00 a.m. (local time). The undersigned hereby acknowledges receipt of the related Notice and Proxy Statement dated April 1, 2010, accompanying this proxy.

The undersigned hereby appoints Cary T. Fu, Gayla J. Delly, and Donald F. Adam, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all common shares, par value $0.10 per share, of the Company owned of record by the undersigned and otherwise to act on behalf of the undersigned at the 2010 Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters, not known or determined at the time of the solicitation of this proxy, as may properly come before such meeting or any adjournment thereof.

This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned's directions set forth herein.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR NAMED HEREIN TO SERVE ON THE BOARD OF DIRECTORS UNTIL THE 2011 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED, FOR THE APPROVAL OF THE BENCHMARK ELECTRONICS, INC. 2010 OMNIBUS INCENTIVE COMPENSATION PLAN, FOR THE APPROVAL AND AMENDMENT TO THE RIGHTS AGREEMENT BETWEEN BENCHMARK ELECTRONICS, INC. AND COMPUTERSHARE TRUST COMPANY, N.A. AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2010.

PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE
ENCLOSED ENVELOPE.

NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

IMPORTANT — This Proxy must be signed and dated on the reverse side.

THE FOLLOWING PROPOSALS ARE BEING ACTED UPON:

PROPOSAL 1.           to elect seven directors to serve on the Board of Directors until the 2011 annual meeting of shareholders and until their successors are duly elected and qualified

Cary T. Fu	☐ For	☐ Withhold

Michael R. Dawson	☐ For	☐ Withhold

Peter G. Dorflinger	☐ For	☐ Withhold

Douglas G. Duncan	☐ For	☐ Withhold

Laura W. Lang	☐ For	☐ Withhold

Bernee D. L. Strom	☐ For	☐ Withhold

Clay C. Williams	☐ For	☐ Withhold

PROPOSAL 2.           To approve adoption of the Benchmark Electronics, Inc. 2010 Omnibus Incentive Compensation Plan

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 3.           To approve and amend the Rights Agreement between Benchmark Electronics, Inc. and Computershare Trust Company, N.A.\

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 4.           To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2010

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please sign your name exactly as it appears above. If shares are held jointly, all joint owners should sign. If shares are held by a corporation, please sign the full corporate name by the president or any other authorized corporate officer. If shares are held by a partnership, please sign the full partnership name by an authorized person. If you are signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as such.

Dated _______________________, 2010

___________________________________

___________________________________
Signature of Shareholder